                                                                     EXHIBIT 4.3

SALE OF BUSINESS AGREEMENT

Pacific Dunlop Limited

Pacific Dunlop Holdings (NZ) Limited

PD Licensing Pty Ltd

Pacific Brands Holdings (NZ) Ltd

and

PB Holdings NV

[LOGO OF FREEHILLS]

101 Collins Street Melbourne Victoria 3000 Australia
Telephone 61 3 9288 1234  Facsimile 61 3 9288 1567
www.freehills.com.au  DX240 Melbourne

SYDNEY MELBOURNE PERTH CANBERRA BRISBANE HANOI HO CHI MINH CITY SINGAPORE Correspondent Offices JAKARTA KUALA LUMPUR

Liability limited by the Solicitors' Limitation of Liability Scheme, approved under the Professional Standards Act 1994 (NSW)

Reference NJW:BAE

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TABLE OF CONTENTS
Clause                                                                   Page

1        Definitions and interpretation                                     1

         1.1      Definitions                                               1
         1.2      Interpretation                                            9
         1.3      Business Day                                              9
         1.4      The Seller                                               10
         1.5      Conflict                                                 10

2        Sale and purchase                                                 10

         1.1      Sale of Business Assets                                  10
         2.2      Excluded Assets                                          10

3        Purchase Price                                                    10

         3.1      Purchase Price                                           10
         3.2      Apportionment                                            11
         3.3      Payments at Completion                                   11
         3.4      Final payment                                            11

4        Completion                                                        11

         4.1      Date for Completion                                      11
         4.2      Delivery of documents executed by Seller                 11
         4.3      Delivery of documents executed by third parties          13
         4.4      Delivery of Business Records and documents of title      13
         4.5      Buyer's obligations at Completion                        14
         4.6      Title                                                    14
         4.7      Effective Time                                           14
         4.8      Interdependency                                          14
         4.9      Seller obligations post Completion - Intellectual
                  Property Rights                                          14

5        Payments in advance and outgoings                                 15

         1.1      Advance payments                                         15
         5.2      Outgoings                                                15
         5.3      Quantification                                           15

6        Liabilities                                                       16

         1.1      Seller's responsibility - Liabilities                    16
         6.2      Quotations, tenders and orders                           16
         6.3      Buyer's responsibility - Accepted Liabilities            16
         6.4      Reimbursement to Seller                                  16
         6.5      Indemnity                                                16
         6.6      Management of Accepted Claims                            16

7        Receivables                                                       17

         7.1      Assignment                                               17

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                                                           Sale of Business Agmt

         7.2      Accounting for Receivables                               17
         7.3      Other debts owed to Seller                               17

8        Contracts, Assets Leases, Property Leases                         17

         1.1      Transfer of Contracts, Assets Leases and
                  Property Leases                                          17
         8.2      Obligations pending transfer                             18
         8.3      Indemnities                                              18
         8.4      Use or occupation pending transfer                       18
         8.5      Failure to transfer                                      19
         8.6      Letters of Credit                                        19

9        Employees                                                         19

         9.1      Offer of employment by Buyer                             19
         9.2      Employment terms and conditions                          19
         9.3      Best endeavours                                          20
         9.4      Termination by Seller                                    20
         9.5      Payment and indemnity by Buyer for
                  Employment Benefits                                      20
         9.6      Allowance for Employee Leave Benefits                    20
         9.7      Restriction                                              21
         9.8      Indemnity by Seller                                      21
         9.9      Accident insurance arrangements                          21

10       Superannuation                                                    21

         10.1     Buyer arrangements                                       21
         10.2     Buyer's Fund from Transfer Date                          22
         10.3     Documentation of election                                22
         10.4     Parties to use reasonable endeavours                     22
         10.5     Information                                              23
         10.6     Accrued Benefit Values                                   23
         10.7     Acknowledgment                                           24
         10.8     Timing                                                   25
         10.9     Indemnity                                                25
         10.10    Statement of intention                                   26

11       Release of guarantees                                             26


12       Period before Completion                                          26

         12.1     Carrying on Business                                     26
         12.2     Access                                                   27
         12.3     Certain Freehold Property                                27

13       After Completion                                                  28

         13.1     Supply of after-sales service                            28
         13.2     Reconciliation for returned goods                        28
         13.3     Supplier's Warranties                                    28
         13.4     Access by Seller                                         28
         13.5     Access to Excluded Records by Buyer                      29
         13.6     Tax returns                                              29

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                                                           Sale of Business Agmt

         13.7     Land - Servitor Productions Limited                      29

14       Competition                                                       29

         14.1     Undertaking                                              29
         14.2     Acquisition of interests in competing businesses         30
         14.3     Exclusion from restraint                                 30
         14.4     Related Corporations                                     30
         14.5     Severability                                             30

15       Warranties                                                        31


16       Limitation of liability                                           31

         16.1     Co-ordination Agreement                                  31
         16.2     Specific exclusions - Freehold Properties                31
         16.3     Property Covenants                                       32

17       GST                                                               32

         17.1     Supply of a going concern                                32
         17.2     Taxable Supply                                           32

18       Guarantee and indemnity - Seller                                  33

         18.1     Guarantee                                                33
         18.2     Indemnity                                                33
         18.3     Extent of guarantee and indemnity                        33
         18.4     Continuing guarantee and indemnity                       33
         18.5     Warranties of the Guarantor                              33
         18.6     Rights                                                   34

19       Guarantee and indemnity - Buyer                                   34

         19.1     Guarantee                                                34
         19.2     Indemnity                                                34
         19.3     Extent of guarantee and indemnity                        34
         19.4     Continuing guarantee and indemnity                       35
         19.5     Warranties of the Guarantor                              35
         19.6     Rights                                                   35

Schedule 1 - Warranties                                                    36

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                                                           Sale of Business Agmt

1        Buyer authorised                                                  36

2        Power to buy                                                      36

3        No legal impediment                                               36

4        No liquidation or winding-up                                      36

5        No petition                                                       36

6        No writ of execution                                              36

7        No receiver or administrator                                      37

8        Buyer's knowledge                                                 37

9        GST Registered                                                    37

1        Authorities                                                       38

         1.1      Seller authorised                                        38
         1.2      Power to sell                                            38
         1.3      No legal impediment                                      38
         1.4      Corporate power                                          38

2        Compliance with law                                               38

         2.1      Compliance with law                                      38
         2.2      Authorisations                                           38

3        Position since 30 June 2001                                       39

         3.1      Post Accounts Date                                       39
         3.2      Suppliers / Customers                                    39

4        Tangible Assets                                                   40

         4.1      Title to assets                                          40
         4.2      Assets not owned                                         40
         4.3      Plant and Equipment                                      40

5        Encumbrances                                                      40

         5.1      Ownership of Business Assets                             40
         5.2      Discharges by Completion                                 40
         5.3      Business Assets used in Business                         41

6        Intellectual Property Rights                                      41

         6.1      Scope                                                    41
         6.2      Ownership and use                                        41

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                                                           Sale of Business Agmt

         6.3      No third party rights                                    41
         6.4      No infringement                                          41
         6.5      Disputes                                                 41
         6.6      Assignments                                              41
         6.7      Royalties/fees                                           42

7        Assets Leases                                                     42

         7.1      Nature                                                   42
         7.2      No default                                               42
         7.3      Validity                                                 42
         7.4      Assets Leases used in the Business                       42

8        Contracts                                                         42

         8.1      Nature of Contracts                                      42
         8.2      No default                                               43
         8.3      Foreign Currency                                         43
         8.4      Copies of Contracts                                      43

9        Properties and Freehold  Properties                               43

         9.1      Interests                                                43
         9.2      Occupation and Use                                       43
         9.3      No Breach                                                43
         9.4      No Notices                                               44
         9.5      Property details                                         44
         9.6      Property disclosure                                      44
         9.7      Disputes                                                 44
         9.8      Freehold Property - specific warranties                  44
         9.9      Property Lease disclosure                                45
         9.10     Termination notice                                       45
         9.11     Assignment                                               45

10       Offers outstanding                                                45


11       Memberships                                                       45


12       Employees                                                         45

         12.1     List of Employees complete                               45
         12.2     Incentive schemes                                        45
         12.3     Service agreements                                       46
         12.4     Management agreements                                    46
         12.5     Disputes                                                 46
         12.6     Compliance                                               46
         12.7     Disclosure                                               46

13       Superannuation                                                    46

         13.1     List of superannuation schemes complete                  46
         13.2     Governing Rules of Seller's Fund                         46
         13.3     Funding                                                  46

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                                                           Sale of Business Agmt

         13.4     Accrued Benefit Values                                   46
         13.5     Compliance of Fund                                       47
         13.6     Compliance of Seller                                     47
         13.7     Conditions                                               47
         13.8     Records                                                  47
         13.9     Claims                                                   47

14       Litigation                                                        47

         14.1     Not a party to any litigation                            47
         14.2     No circumstances                                         47

15       [Not used]                                                        47

16       Solvency                                                          48

         16.1     No liquidation or winding-up                             48
         16.2     No petition                                              48
         16.3     No writ of execution                                     48
         16.4     No receiver or administrator                             48
         16.5     Payment of debts                                         48

17       Insurance                                                         48

         17.1     Policies                                                 48
         17.2     Notice                                                   48

18       Information                                                       48

         18.1     Written Information                                      48
         18.2     Accuracy                                                 49

19       Business Records                                                  49

20       Seller's knowledge                                                49

21       Duties                                                            49

22       Trade Practices                                                   49

23       Liability under asset and other sale agreements                   49

Schedule 2 - Disclosure Schedule                                           50

Schedule 3 - Employees                                                     51

Schedule 4 - Intellectual Property Rights                                  52

Schedule 5 - Contracts and Assets Leases                                   56

Schedule 6 - Statutory Licences                                            60

Schedule 7 - Leased Properties                                             61

Schedule 8 - Plant and Equipment                                           62

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                                                           Sale of Business Agmt

Schedule 9 - Letters of Credit                                             65

Schedule 10 - Freehold Properties                                          66

Schedule 11 - Accepted Liabilities                                         67

Schedule 12 - Guarantees                                                   68

Schedule 13 - Seller's Fund                                                69

Annexure A - Assignment of Trademarks

Annexure B - Assignment of Contracts and Asset Leases                       2

Annexure C - Assignment of Property Leases

Annexure D  - Deed of Adherence

                                                           Sale of Business Agmt

THIS BUSINESS SALE AGREEMENT

          is made on                         2001 between the following parties:

          1.   Pacific Dunlop Limited
               ABN 89 004 085 330
               of Level 3, 678 Victoria Street, Richmond, Victoria, Australia (Guarantor)

          2.   Pacific Dunlop Holdings (NZ) Limited
               WN 54807
               of Blenheim Street, Upper Hutt, New Zealand

          3.   PD Licensing Pty Ltd
               ABN 67 006 599 131
               of Level 3, 678 Victoria Street, Richmond, Victoria, Australia

          4.   Pacific Brands Holdings (NZ) Ltd
               WN 1174050
               of c/- Minter Ellison Rudd Watts, Level 17, 125 The Terrace, Wellington, New Zealand
               (Buyer)

          5.   PB Holdings NV
               of 1170 Brussells, Terhulpsesteenweg 166
               (Buyer Guarantor)

RECITALS

          A.   The Seller is the owner of the Business Assets.

          B. The Seller has agreed to sell and the Buyer has agreed to buy the Business Assets.

          C. The Guarantor agrees to guarantee the performance by the Seller of its obligations pursuant to this agreement.

          D. The Buyer Guarantor agrees to guarantee the performance by the Buyer of its obligations pursuant to this agreement.

THE PARTIES AGREE

          in consideration of, among other things, the mutual promises contained in this agreement:

1   DEFINITIONS AND INTERPRETATION

    1.1   DEFINITIONS

          In this agreement:

          Accepted Claims has the meaning given in clause 6.3;

          Accepted Liabilities means:

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                                                           Sale of Business Agmt

          (a) those trade and other Liabilities arising in relation to the ownership of the Business Assets or operation of the Business before the Effective Time:

               (1) and which are provided for in the Completion Statement, including but not limited to any Intra Group Liability;

               (2) which constitute the amount of any payment to a trade creditor of the Seller the subject of an unpresented cheque of the Seller as at the Effective Time (not including any Inter Group Liability), provided that the relevant cheque account is assumed by the Buyer; and

          (b)  the Liabilities as described in schedule 11,

          but excluding the Liability assumed by the Buyer pursuant to clause
          9.6 and any Inter Group Liability;

          Accrued Benefit Value means, in relation to an Existing Member, the amount determined by the trustees of the Seller's Fund to be the aggregate of the amounts standing to the credit of the Existing Member's Member Number 1 and Member Number 2 Accounts in the Seller's Fund as at the Completion Date adjusted with interest or earnings in accordance with the Governing Rules of the Seller's Fund and further adjusted if permitted in terms of the trust deed of the Seller's Fund to take account of the Existing Member's share of earnings and gains and amounts payable to the Seller's Fund and losses and liabilities of and amounts payable from the Seller's Fund in respect of the period from the Completion Date to the date the Accrued Benefit Value is paid to the Buyer's Fund or in the case of a Member who does not transfer to the Buyer's Fund such Termination Benefit as the trustees of the Seller's Fund determine to be the Member's benefit entitlement as at the date the Member ceases to be employed by the Seller;

          Accounting Standards has the meaning given to that term in the Co-ordination Agreement;

          Apportionment Statement has the meaning given to that term in the Co-ordination Agreement;

          Assets Leases means all leases, hire purchase agreements, conditional purchase agreements and other hiring arrangements to which the Seller is party in relation to assets used in the Business including, but not limited to, those listed in part 2 of schedule 5 and any leases, agreements or arrangements entered into by the Seller between the date of this agreement and the Effective Time, but excludes the Property Leases;

          Authorisation means any consent, registration, agreement, certificate, licence, approval, permit, authority or exemption from, by or with a Governmental Agency;

          Bid Accounts has the meaning given to that term in the Co-ordination Agreement;

          Business means the business carried on by the Seller in New Zealand comprising the manufacture, marketing, sale and distribution of:

          (a) clothing and related apparel including socks, underwear and intimate and outerwear garments;

                                                           Sale of Business Agmt

          (b) foam, polyester fibre, mattresses and bedding accessories and products;

          (c)  footwear; and

          (d) sporting and leisure equipment and related apparel and footwear and workwear;

          Business Assets means the following assets:

          (a)  the Assets Leases;

          (b)  the Business Records;

          (c)  the Contracts;

          (d)  the Freehold Properties;

          (e)  the Goodwill;

          (f)  the Included Cash;

          (g)  the Intellectual Property Rights;

          (h)  the Plant and Equipment;

          (i)  the Property Leases;

          (j)  the Receivables;

          (k)  the Statutory Licences; and

          (l)  the Stock,

          and any asset right or future economic benefit used in or relating to, exclusively, the Business, but excludes the Excluded Assets;

          Business Day means a day on which banks are open for business in Melbourne, Sydney and Auckland excluding a Saturday, Sunday or a public holiday;

          Business Records means, to the extent relating to the Business, the Seller's customer lists and supplier lists, records of the Intellectual Property Rights, Assets Leases, Contracts, Receivables, Statutory Licences and Property Leases, records of Accepted Liabilities and records of Transferring Employees and of their Employment Benefits;

          Buyer's Fund means the Buyer's superannuation fund established or nominated by the Buyer for the purpose of clause 10;

          Claim means any claim or cause of action (including, but not limited to, in contract, in tort or under statute) in respect of this agreement, the Business or any of the Business Assets;

          Completion means completion of the sale and purchase of the Business Assets under clause 4;

          Completion Date has the meaning given to that term in the Co-ordination Agreement;

          Completion Statement means the statement to be prepared in relation to the Business as at the Effective Time pursuant to the Co-ordination Agreement;

          Conditions has the meaning given to that term in the Co-ordination Agreement;

                                                           Sale of Business Agmt

          Contracts means the agreements (including for the avoidance of doubt Intellectual Property Licences) to which the Seller is a party to the extent they relate to the Business and which are, wholly or partly, executory as at the Effective Time, including, but not limited to, those listed in part 1 of schedule 5, but excludes:

          (a)  the Assets Leases;

          (b)  the Property Leases; and

          (c) any agreements to the extent they relate to Excluded Assets or Liabilities which are not Accepted Liabilities or which are not otherwise assumed by the Buyer under this agreement;

          Co-ordination Agreement means the co-ordination agreement executed on the same day as this agreement by, among others, the Seller and the Buyer;

          Data Room has the meaning given to that term in the Co-ordination Agreement;

          Disclosure Schedule means schedule 2 to this agreement which contains disclosures in relation to the Seller's Warranties;

          Dollars, A$ and $ means Australian dollars, unless otherwise specified;

          Duty means any stamp, transaction or registration duty or similar charge imposed by any Governmental Agency and includes, but is not limited to, any interest, fine, penalty, charge or other amount imposed in respect of the above, but excludes any Tax;

          Effective Time has the meaning given to that term in the Co-ordination Agreement;

          Employees means an employee of the Seller listed in schedule 3 who is still employed in the Business as at the Completion Date and any person who becomes an employee of the Seller in relation to the Business between the date of this agreement and Completion;

          Employee Leave Benefits means annual leave, leave loading, sick leave and long service leave;

          Employment Benefits means Employee Leave Benefits and all wages, salary, remuneration, compensation and other benefits payable to the Employees by the Seller;

          Encumbrance means any mortgage, charge, lien, pledge (other than liens arising in the ordinary course of business by operation of law and title retention in respect of stock-in-trade);

          Environmental Law has the meaning given to that term in the Co-ordination Agreement;

          Environmental Liability has the meaning given to that term in the Co-ordination Agreement;

          Excluded Assets means the following assets of the Seller used in or arising out of the Business:

          (a) all cash including cash at hand or at bank, except for the Included Cash;

                                                           Sale of Business Agmt

          (b) any amounts other than Receivables receivable by the Seller at any time in relation to ownership of the Business Assets before Completion including, but not limited to, in respect of any insurance claim;

          (c)  the Inter Group Receivables;

          (d)  the Excluded Records;

          (e) rights to the Licensed Trade Marks as defined in the Trade Mark Relationship Agreement and rights to the names Pacific Dunlop, Dunlop and Olympic and any names likely to be confused with those names;

          (f) the benefit of any insurances held by the Seller or any Related Corporation of the Seller;

          (g)  any shares or other securities in any body corporate;

          (h)  the Foreign Exchange Contracts; and

          (i) goods and service sourcing contracts which apply, as well as to the Business, to other divisions and subsidiaries of Pacific Dunlop Limited;

          Excluded Records means those Business Records which the Seller is required by law to retain;

          Existing Member means a Transferring Employee who is a member of the Seller's Fund on the date immediately before the Completion Date;

          Foreign Exchange Contracts means all foreign exchange hedging contracts entered by the Seller which relate exclusively to the Business which remain current as at Completion, details of which will be provided to the Buyer at Completion;

          Freehold Properties means the land more particularly described in schedule 10;

          Goodwill means the Seller's goodwill relating exclusively to the Business;

          Governing Rules means, in relation to a superannuation fund, the trust deed, rules and other documents governing that fund;

          Governmental Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world;

          GST includes any replacement or subsequent similar tax;

          GST Act means the Goods and Services Tax Act 1985;

          Guarantees means the guarantees and other letters of comfort and commitments of financial support given by the Seller and its Related Corporations in relation to the Business which remain in force at the date of this agreement, including but not limited to those listed in schedule 12;

          Guarantor means Pacific Dunlop Limited ABN 89 004 085 330 of Level 3, 678 Victoria Street, Richmond, Victoria 3121;

          Immediately Available Funds means cash or bank cheque;

          Included Cash means any cash of the Seller at the Effective Time, which is located at the Properties or in bank accounts assumed by the Buyer which is identified in the Completion Statement;

                                                           Sale of Business Agmt

          Intellectual Property Licences means all agreements under which the Seller has the right to use, but not ownership of, intellectual property used in connection with the Business details of which are set out in part 2 of schedule 4;

          Intellectual Property Rights means the rights and interests of the Seller to the extent they relate to the Business in all patents, utility models, copyrights, registered or unregistered trademarks or service marks, trade names, know-how, brand names, registered designs and any applications for any of the above, including but not limited to the Intellectual Property Licences and the other rights listed in schedule 4;

          Interest Rate means the average rate displayed on the Reuters Page BBSW for 90 day bank bills at 10:10 am Melbourne time applicable to each Business Day on which amounts are outstanding as confirmed by Westpac Banking Corporation and on the basis that for a day other than a Business Day the rate applicable to the last preceding Business Day will apply;

          Inter Group Debts means any amount owing (including, but not limited to, trade accounts payable and receivable):

          (a) by a Seller in its capacity as an entity carrying on part of the Business to a member of the PDL Group (except in that member's capacity as an entity carrying on any part of the Pacific Brands Business) (Inter Group Liability);

          (b) by a member of the PDL Group (except in its capacity as an entity carrying on any part of the Pacific Brands Business) to a Seller in its capacity as an entity carrying on part of the Business (Inter Group Receivable);

          Inter Group Liability has the meaning given in paragraph (a) of the definition of Inter Group Debts;

          Inter Group Receivable has the meaning given in paragraph (b) of the definition of Inter Group Debts;

          Intra Group Debts means any amount owing (including, but not limited to, trade accounts payable and receivable):

          (a) by a Seller in its capacity as an entity carrying on part of the Business to a member of the PDL Group in its capacity as an entity carrying on any part of the Pacific Brands Business) (Intra Group Liability);

          (b) by a member of the PDL Group in its capacity as an entity carrying on any part of the Pacific Brands Business to a Seller in its capacity as an entity carrying on part of the Business (Intra Group Receivable);

          Intra Group Liability has the meaning given in paragraph (a) of the definition of Intra Group Debts;

          Intra Group Receivable has the meaning given in paragraph (b) of the definition of Intra Group Debts;

          Leased Properties means the property the subject of the Property Leases, as described in schedule 7;

          Letters of Credit means such letters of credit procured by the Seller in respect of the purchase of stock-in-trade or plant and equipment in the Business and which are outstanding as at the Effective Time, as are listed in schedule 9;

                                                           Sale of Business Agmt

          Liabilities means all accrued liabilities of the Seller in respect of the Business as at the Effective Time;

          Linked Transaction Agreements has the meaning given to that term in the Co-ordination Agreement;

          Loss includes any damage, loss, claim, action, liability, cost, expense, outgoing or payment;

          Novated Leases means the leases of motor vehicles used by Employees listed in part 2 of schedule 8;

          Officer means, in relation to a body corporate, a director or secretary of that body corporate;

          Pacific Brands Business has the meaning given to that term in the Co-ordination Agreement;

          Payment Date has the meaning given to that term in the Co-ordination Agreement;

          PDL Group means Pacific Dunlop Limited ABN 89 004 085 330 and its Related Corporations immediately before Completion;

          Plant and Equipment means the plant (including plant under construction), equipment, machinery, tools, furniture, fittings, spare parts, leasehold improvements and motor vehicles owned by the Seller as at the Effective Time and used exclusively in the Business including, without limitation, those listed in part 1 of schedule 8;

          Power means any right, power, authority, discretion or remedy conferred on the parties by this agreement or any applicable law;

          Properties means the Leased Properties and the Freehold Properties;

          Property Leases means the leases of real property listed in schedule
          7;

          Purchase Price means Purchase Price payable for the Business Assets calculated under clause 3;

          Receivables means the trade debts and any other debts or amounts owing acquired in carrying on the Business owed to the Seller at the Effective Time, including, but not limited to:

          (a)  any Intra Group Receivable; and

          (b) the amount of any trade or other debt for which a payment has been received by the Seller but not credited to the Seller's bank accounts at the Effective Time, provided that the relevant cheque account is assumed by the Buyer, but not including any Inter Group Receivable;

          Related Corporation means a "related company" as that expression is defined in the Companies Act of New Zealand 1993;

          Restructuring Provision has the meaning given to that term in the Co-ordination Agreement;

          Seller's Fund means the Seller's superannuation fund, details of which are set out in schedule 13;

                                                           Sale of Business Agmt

          Statutory Licences means all licences, consents, rights, permits and certificates owned by the Seller relating to any aspect of the Business issued by any governmental or regulatory authority or otherwise necessary for the operation of any of the Business Assets including but not limited to these items described in schedule 6;

          Stock means the stock of the Business owned by the Seller as at the Effective Time and includes, but is not limited to, any stock in transit, raw materials, components, work-in-progress, finished goods, packaging materials, promotional materials and consumables;

          Tangible Assets means the assets leased or hired under the Assets Leases, the Plant and Equipment and the Stock;

          Tax means any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding, which is assessed, levied, imposed or collected by any Governmental Agency and includes, but is not limited to any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of, any of the above but excludes Duty;

          Tax Invoice includes any document or record treated by the Commissioner of Inland Revenue as a tax invoice or as enabling the claiming of an input tax credit for which an entitlement otherwise arises;

          Tax Law means any law of a New Zealand parliament relating to Tax;

          Termination Benefit means, in relation to an Employee, the benefit due to the Employee under the Governing Rules of the Seller's Fund upon the termination of the Employee's employment with the Seller;

          Trade Mark Relationship Agreement means the agreement annexed as Annexure E to the Business Sale Agreement made between, among others, Pacific Dunlop Limited and Pacific Brands Holdings Pty Ltd on the same day as this agreement in relation to the Pacific Brands business carried on in Australia;

          Transfer Date means the date which is 120 days after Completion or any other date agreed by the Buyer and the Seller;

          Transferring Employee means an Employee who accepts the Buyer's offer of employment under clause 9.1;

          Transferring Member means a Transferring Employee who accepts the Buyer's offer, made in accordance with clause 10, to transfer their Accrued Benefit Value to the Buyer's Fund;

          Transfers means the transfers of land to be delivered by the Seller pursuant to clause 4.2;

          Transitional Arrangement has the meaning ascribed to that term in clause 10.4(b);

          Valuer has the meaning given to that term in the Co-ordination Agreement; and

          Warranties means in relation to the Buyer the representations and warranties in part A of schedule 1 and in relation to the Seller the representations and warranties in part B of schedule 1.

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                                                           Sale of Business Agmt

    1.2   INTERPRETATION

          In this agreement, headings and boldings are for convenience only and do not affect the interpretation of this agreement and, unless the context requires otherwise:

          (a) terms defined in the GST Act and not otherwise defined in this agreement have the same meaning in this agreement unless provided otherwise;

          (b)  words importing the singular include the plural and vice versa;

          (c)  words importing a gender include any gender;

          (d) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

          (e) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Governmental Agency;

          (f) a reference to a clause, party or schedule is a reference to a clause of, and a party and schedule to, this agreement and a reference to this agreement includes any schedule;

          (g) a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

          (h) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

          (i) a reference to a party to a document includes that party's successors and permitted assigns;

          (j) no provision of this agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision;

          (k) if a covenant, undertaking, representation, warranty, indemnity or agreement is made or given by two or more parties, that covenant, undertaking, representation, warranty, indemnity or agreement is made or given and binds those parties jointly and severally;

          (l) if a party comprises two or more persons, a covenant, undertaking, representation, warranty, indemnity or agreement made or given by that party binds those persons jointly and severally; and

          (m) a reference to 'best endeavours' is an obligation imposed on a party but does not require that party to pay any money or enter into any unreasonably onerous undertaking or obligation.

    1.3   BUSINESS DAY

          Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

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                                                           Sale of Business Agmt

    1.4   THE SELLER

          (a) In this agreement, a reference to the Seller is a separate reference to each of Pacific Dunlop Limited ABN 89 004 085 330, Pacific Dunlop Holdings (NZ) Limited WN 54087 and PD Licensing Pty Ltd ABN 67 006 599 131, to the extent that, in the context of the reference, an entity so named holds rights or obligations in relation to the Business generally or owns a Business Asset.

          (b) In circumstances where a member of the PDL Group owns a Business Asset but that member is not expressly named as a Seller, the Guarantor must procure that any such member complies with any obligation under this agreement relating to that Business Asset.

    1.5   Conflict

          If there is any conflict or inconsistency between anything contained in this agreement and anything contained in the Co-ordination Agreement, then the Co-ordination Agreement will prevail.

2   SALE AND PURCHASE

    2.1   SALE OF BUSINESS ASSETS

          Subject to the satisfaction or waiver of the Conditions in accordance with the Co-ordination Agreement, on Completion the Seller will sell and the Buyer will buy the Business Assets free of Encumbrances for the Purchase Price and the Buyer will assume the Accepted Liabilities.

    2.2   EXCLUDED ASSETS

          (a)  The Excluded Assets are excluded from the sale of the Business.

          (b) To the extent that any cash which is an Excluded Asset passes to the possession of the Buyer at Completion (which for the avoidance of doubt is not Included Cash), the Buyer will refund that cash to the Seller immediately it becomes aware of such cash or on demand by the Seller.

3   PURCHASE PRICE

    3.1   PURCHASE PRICE

          (a)  The Purchase Price is the total value of the Business Assets:

               (1) less the total value of the Accepted Liabilities (which, for the avoidance of doubt, does not include the value of the item described in clause 3.1(a)(4));

               (2) less the allowance referred to in clause 9.6 (Employee Leave Benefits);

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                                                           Sale of Business Agmt

               (3) plus or minus any adjustments under clause 5.1 in respect of advance payments and outgoings; and

               (4) less that portion of the Restructuring Provision applicable to New Zealand net of future income tax benefit calculated at the rate of 30%,

               reflected in the Apportionment Statement derived from the Completion Statement.

          (b) The Purchase Price is payable in accordance with clauses 3.3 and 3.4.

    3.2   APPORTIONMENT

          (a) The Purchase Price will be allocated and apportioned between the Business Assets in the manner described in the Co-ordination Agreement.

          (b) The Accepted Liabilities are valued as per the valuation pursuant to the Completion Statement.

    3.3   PAYMENTS AT COMPLETION

          It is acknowledged that under the Co-ordination Agreement, an amount must be paid at Completion by the Buyer to Pacific Dunlop Limited (or as otherwise directed by it) on behalf of the Seller.

    3.4   FINAL PAYMENT

          On the Payment Date, the Buyer or the Seller, as appropriate, must pay to the other any net amount plus interest on the amount which may be payable in accordance with the Co-ordination Agreement.

4   COMPLETION

    4.1   DATE FOR COMPLETION

          Completion must take place on the Completion Date as provided for in the Co-ordination Agreement.

    4.2   DELIVERY OF DOCUMENTS EXECUTED BY SELLER

          At Completion the Seller must give the Buyer the following documents executed by the Seller or its Related Corporations or registered owner or lessee (as the case requires):

          (a) assignments or novations of those Assets Leases, Contracts and Property Leases which have been transferred to the Buyer before Completion in accordance with clause 8.1;

          (b) as many transfer of ownership and registration forms for motor vehicles leased or hired under the Assets Leases or included in the Plant and Equipment as have been assembled as at Completion it being agreed by the parties that any costs associated with transferring such motor vehicles after

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                                                           Sale of Business Agmt

               Completion including, without limitation, costs associated with obtaining certificates of fitness, will be solely to the account of the Buyer;

          (c) evidence of the transfer of as many Statutory Licences as have been transferred to the Buyer as at Completion and of such necessary consents to such transfers as have been obtained or of the lodgement of appropriate transfer documentation with the relevant authority;

          (d) certificates for those registered trade marks, granted patents and registered designs included in the Intellectual Property Rights which are in the Seller's possession as at Completion;

          (e) assignments of the trademarks included in the Intellectual Property Rights which are registered in New Zealand, in the form annexed as Annexure A;

          (f) subject to any lease and the provisions of this agreement, vacant possession of the Freehold Properties;

          (g)  properly executed transfers of the freehold property situated at:

               (1) 666 Tremaine Avenue, Palmerston North, Wellington (Wellington Property);

               (2) 83-87 Harris Road, East Tamaki, Auckland (Harris Road Property); and

               (3) 5-7 and 9-11 Greenmount Drive, East Tamaki, Auckland (Greenmount Drive Property)(the transfers for the Greenmount Drive Property will be executed by Pacific Dunlop Holdings
                    (NZ) Limited), together with:

                    (A) the dealing number (Wellington Dealing) of the combined Declaration of Correction of Company Name/Declaration of Loss/Application for Correction of Name and New Certificate of Title in a form agreed with the Buyer and lodged by the Seller at the Wellington District Land Registry prior to Completion in relation to the Wellington Property;

                    (B) an irrevocable authority or power of attorney in a form agreed with the Buyer executed by the Seller authorising the Buyer to progress the Wellington Dealing after Completion;

                    (C) the dealing number (Harris Road Dealing) of the combined Declaration of Change of Company Name/Declaration of Loss/Application for Change of Company Name and New Certificate of Title in a form agreed with the Buyer and lodged by the Seller at the North Auckland District Land Registry prior to Completion in relation to the Harris Road Property; and

                    (D) an irrevocable authority or power of attorney in a form agreed with the Buyer executed by the Seller authorising the Buyer to progress the Harris Road Dealing after Completion;

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                                                           Sale of Business Agmt

          (h) confirmation from the Seller's solicitor of the status of the application to the High Court of New Zealand (to be filed on or before 7 December 2001) for the restoration of Servitor Productions Limited to the Register of Companies and/or the application to the Crown for the transfer of the Greenmount Drive Property to the Seller, together with confirmation that the Seller's solicitor has all information they believe will be required to progress any such applications to a successful conclusion;

          (i) an irrevocable authority or power of attorney in a form agreed with the Buyer executed by the Seller, authorising the Buyer to progress any such application to the High Court or the Crown after Completion at the Seller's cost (provided that any costs incurred by the Buyer are reasonable) with such authority exercisable at the sole discretion of the Buyer; and

          (j) the assignment or novation of the relevant licence agreements in respect of the following brands:

               (1)  'Jockey'; and

               (2)  'Playtex',

               on the terms set out in the copy of the agreement that was in the Data Room.

    4.3   DELIVERY OF DOCUMENTS EXECUTED BY THIRD PARTIES

          At Completion the Seller must give the Buyer:

          (a) the consents to the transfer of the Contracts, Assets Leases and Property Leases which have been obtained at or before Completion;

          (b) a release of each Encumbrance affecting any of the Business Assets executed by the holder of that Encumbrance; and

          (c) as many certificates of fitness for motor vehicles or forklifts (if required by law) leased or hired under the Assets Leases or included in the Plant and Equipment as have been assembled as at Completion.

    4.4   DELIVERY OF BUSINESS RECORDS AND DOCUMENTS OF TITLE

          (a) At Completion the Seller and its Related Corporations (as the case requires) must transfer to the Buyer at the Properties:

               (1) all originals in the Seller's possession of the Contracts, Assets Leases and Property Leases;

               (2) all registration certificates and other documents of title for the Intellectual Property Rights in the Seller's possession;

               (3) all registration papers for all motor vehicles leased or hired under the Assets Leases or included in the Plant and Equipment in the Seller's possession;

               (4)  the Business Records (other than Excluded Records); and

               (5) the Tangible Assets, to the extent located at the Properties.

          (b) If any document referred to in clause 4.4(a) is not available because it is lost or destroyed, the Seller must deliver such evidence of its title to the

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                                                           Sale of Business Agmt

               Business Assets concerned as is acceptable to the Buyer, acting reasonably.

    4.5   BUYER'S OBLIGATIONS AT COMPLETION

          At Completion the Buyer must give the Seller counterparts, executed by the Buyer, of those documents listed in clauses 4.2 and 4.3 that are to be executed by the Buyer and the Buyer must comply with its obligations pursuant to clause 3.3.

    4.6   TITLE

          Title to the Business Assets passes to the Buyer on Completion.

    4.7   EFFECTIVE TIME

          Subject to Completion occurring:

          (a)  risk in the Business Assets;

          (b) the benefit of all income and benefits derived from the Business Assets; and

          (c) the burden of and all liabilities and obligations arising from the Business Assets,

           pass to the Buyer with effect from the Effective Time.

    4.8   INTERDEPENDENCY

          (a) Notwithstanding any provision of a Linked Transaction Agreement but subject to clause 4 of the Co-ordination Agreement, the obligations of the parties to the Linked Transaction Agreements in respect of completion (as defined in each Linked Transaction Agreement) are interdependent.

          (b) Subject to clause 4 of the Co-ordination Agreement, all actions at Completion under this agreement and completion under each other Linked Transaction Agreement will be deemed to take place simultaneously and no delivery or payment will be deemed to have been made until all deliveries and payments under the Linked Transaction Agreements due to be made at or immediately after completion (as defined in each Linked Transaction Agreement) have been made.

          (c) A material breach of this agreement by any party to this agreement is deemed to constitute a breach by the defaulting party of each Linked Transaction Agreement to which the defaulting party is a party.

    4.9   SELLER OBLIGATIONS POST COMPLETION - INTELLECTUAL PROPERTY RIGHTS

          After Completion, the Seller will give the Buyer the following documents executed (to the extent necessary) by the Seller or its Related Corporations or registered owner (as the case may be):

          (a) an assignment of the patent applications and registrations listed in schedule 4;

          (b) an assignment of the design applications and registrations listed in schedule 4;

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                                                           Sale of Business Agmt

          (c)  an assignment of the .com domain names listed in schedule 4;

          (d) a notification of cancellation of the .com.au domain names listed in schedule 4;

          (e) assignments of the trade mark applications and registrations listed in schedule 4, to the extent that such documents have not been provided to the Buyer at Completion; and

          (f) documents in the possession of the Seller evidencing the chain of title of trade mark applications and registrations listed in schedule 4 from the registered owner to the actual owner, where such documents are necessary for the Buyer to record the assignment of such trade mark applications or registrations from the actual owner to the Buyer.

5   PAYMENTS IN ADVANCE AND OUTGOINGS

    5.1   ADVANCE PAYMENTS

          On the Payment Date:

          (a)  the Buyer must account to the Seller for:

               (1) any payments in advance made by the Seller for goods or services supplied or to be supplied to the Business after the Effective Time;

               (2) any other payments in advance made by the Seller in respect of the Business, the benefit of which is received or is to be received by the Business after the Effective Time; and

               (3) any amount of Employment Benefits paid by the Seller to Transferring Employees in relation to any period after the Effective Time; and

          (b) the Seller must account to the Buyer for any payments in advance received by the Seller for goods or services supplied or to be supplied by the Business after the Effective Time.

    5.2   OUTGOINGS

          Except as otherwise expressly provided in this agreement, at the Payment Date the Seller will deliver to the Buyer a written statement setting out all outgoings of a periodical or recurring nature in respect of any of the Business Assets and otherwise in the conduct of the Business which will be apportioned as between the Buyer and the Seller on the basis that they will be borne by the Seller in respect of the period before the Effective Time and afterwards by the Buyer.

    5.3   QUANTIFICATION

          For the purpose of clauses 5.1 and 5.2, the quantum of any payment, amount or outgoing referred to in clauses 5.1 and 5.2 will be as determined in the Completion Statement. The Buyer acknowledges that any such adjustments will form part of the Purchase Price and will be reflected in the Completion Statement.

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                                                           Sale of Business Agmt

6   LIABILITIES

    6.1   SELLER'S RESPONSIBILITY - LIABILITIES

          The Seller must pay or otherwise discharge all Liabilities which are not expressly assumed by the Buyer under this agreement.

    6.2   QUOTATIONS, TENDERS AND ORDERS

          (a) Subject to clause 6.2(b), the Buyer must discharge any obligations which have arisen or may arise in respect of all quotations given, tenders made or orders taken by the Seller in the ordinary course of the Business before Completion.

          (b) The Seller has disclosed in writing to the Buyer any tender, quotation or order in the Business which involves the supply of goods and services with a value in excess of $1 million.

    6.3   BUYER'S RESPONSIBILITY - ACCEPTED LIABILITIES

          The Buyer must:

          (a)  pay all Accepted Liabilities on or before the due date;

          (b) pay and discharge all other liabilities and obligations of the Seller not paid or discharged before the Effective Time relating to goods or services to be supplied to the Business after the Effective Time or relating to a benefit received or to be received by the Business after the Effective Time;

          (c) in the case of Accepted Liabilities which are claims relating to the Business as described in part 1 of schedule 11 (Accepted Claims), manage those claims in accordance with clause 6.6.

    6.4   REIMBURSEMENT TO SELLER

          If the Seller, or any person on behalf of the Seller, pays an Accepted Liability, the Buyer must reimburse the Seller within 10 Business Days after the Buyer receives evidence of payment.

    6.5   INDEMNITY

          The Buyer must indemnify the Seller against any Loss suffered, paid or incurred by the Seller after Completion as a result of any failure by the Buyer to comply with its obligations under this clause 6 and the Seller must indemnify the Buyer against any Loss suffered, paid or incurred by the Buyer after Completion as a result of any failure by the Seller to comply with its obligations under this clause 6.

    6.6   MANAGEMENT OF ACCEPTED CLAIMS

          The Buyer will:

          (a) manage the Accepted Claims after Completion at its own cost and expense;

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                                                           Sale of Business Agmt

          (b) on request of the Guarantor, provide an update of the status of any Accepted Claim; and

          (c) use its reasonable endeavours to protect the name and reputation of the Guarantor and its Related Corporations in the management of the Accepted Claims,

          provided that the Seller will allow the Buyer access to any records reasonably required to assist the Buyer in performing its obligations as described above.

7   RECEIVABLES

    7.1   ASSIGNMENT

          (a) With effect from the Effective Time, the Seller absolutely assigns and transfers all of its right, title and interest in and to the Receivables to the Buyer free from Encumbrances.

          (b) The Seller must, if requested to do so by the Buyer, notify a debtor who owes a Receivable of the assignment effected pursuant to clause 8.1(a).

    7.2   ACCOUNTING FOR RECEIVABLES

          If the Seller receives a payment in respect of any Receivable, it must pay the amount received to the Buyer within 2 Business Days after receiving it.

    7.3   OTHER DEBTS OWED TO SELLER

          If the Buyer receives a payment in respect of a debt owed to the Seller (other than a Receivable), it must pay the amount received to the Seller within 2 Business Days after receiving it.

8   CONTRACTS, ASSETS LEASES, PROPERTY LEASES

    8.1   TRANSFER OF CONTRACTS, ASSETS LEASES AND PROPERTY LEASES

          (a) Subject to clause 4.2, the Seller and Buyer must use their best endeavours to transfer the Contracts, Assets Leases and Property Leases to the Buyer on or as soon as possible after Completion.

          (b) A transfer under clause 8.1(a) may be made by assignment in the form of the deed of assignment annexed, in the case of Contracts and Assets Leases, as Annexure B or, in the case of Property Leases, as Annexure C.

          (c) If the consent of a third party is required for a transfer under clause 8.1(a), then the Buyer and the Seller must use their best endeavours to obtain that consent, including, in the case of the Buyer, giving such security for its obligations as may be reasonably required by the third party.

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                                                           Sale of Business Agmt

    8.2   OBLIGATIONS PENDING TRANSFER

          If an Assets Lease, Contract or Property Lease has not been transferred to the Buyer by Completion, then after Completion:

          (a) the Buyer must, to the extent it lawfully can, perform all the Seller's obligations under the relevant Assets Lease, Contract or Property Lease; and

          (b)  the Seller must:

               (1) if the Buyer cannot lawfully perform an obligation or exercise a right of the Seller under the Assets Lease, Contract or Property Lease, at the request and expense of and with the full assistance of the Buyer, use its best endeavours to perform that obligation or exercise that right; and

               (2) within 2 Business Days after receipt pay to the Buyer any amount, or account to the Buyer for the value of any other benefit, it receives after the Effective Time in respect of the relevant Assets Lease, Contract or Property Lease.

    8.3   INDEMNITIES

          (a) The Buyer must indemnify the Seller against any Loss suffered, paid or incurred by the Seller after the Effective Time under an Assets Lease, Contract or Property Lease other than one which is attributable to default of the Seller in discharging the Seller's obligations under the Assets Lease, Contract or Property Lease before the Effective Time provided always that this exclusion from the Buyer's indemnity obligation does not apply to a default or obligation relating to the physical condition of the Leased Properties unless it is the subject of notice from the relevant lessor received by the Seller before the date of this agreement.

          (b) The Seller must indemnify the Buyer against any Loss suffered, paid or incurred by the Buyer after the Effective Time arising under an Assets Lease, Contract or Property Lease from a default by the Seller in discharging its obligations under the Assets Lease, Contract or Property Lease before the Effective Time (including any failure by the Seller to pay stamp duty due from it in respect of any Asset Lease, Contract or Property Lease) provided always that this indemnity does not apply to a default or obligation relating to the physical condition of the Leased Properties unless it is the subject of a notice from the relevant lessor received by the Seller before the date of this agreement.

    8.4   USE OR OCCUPATION PENDING TRANSFER

          (a) If an Assets Lease or a Property Lease has not been transferred to the Buyer by Completion the Seller must, to the extent it lawfully can, allow the Buyer to use or occupy the property the subject of that Assets Lease or Property Lease as licensee from Completion until the transfer is completed.

          (b) If, notwithstanding that the Seller and the Buyer have complied with clause 8.1, the Seller is not able to allow the Buyer to use or occupy any

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                                                           Sale of Business Agmt

               property the subject of an Asset Lease as licensee pursuant to clause 8.3(a), the Buyer must pay to the relevant lessor all moneys necessary to pay out the Assets Lease and the Seller will then direct that title to the assets concerned be transferred to the Buyer provided that it is permitted under the terms of the relevant Asset Lease.

    8.5   FAILURE TO TRANSFER

          The Seller will fully co-operate with the Buyer in any reasonable arrangements designed to provide for the Buyer the benefit and burden or the relevant Contract, Asset Lease or Property Lease including enforcement of any and all rights of the Seller against the party to the relevant Contract, Asset Lease or Property Lease but otherwise the Seller has no liability to the Buyer in relation to the failure to transfer any Contract, Assets Lease or Property Lease if the Seller has met its obligations under this clause 8.

    8.6   LETTERS OF CREDIT

          (a) The Seller will use its best endeavours to procure a transfer of the benefit of all Letters of Credit to the Buyer on Completion on terms which release the Seller and any Related Corporation of the Seller from any liability to the issuer of the Letter of Credit in respect of the Letter of Credit and pending such release the Buyer must pay to the Seller on demand any amount drawn-down against such Letter of Credit.

          (b) If the transfer and release to the Buyer as referred to in clause 8.6(a) has not been effected within 30 Business Days after Completion the Seller will, to the extent possible, cancel all outstanding Letters of Credit and the Buyer must make its own alternative arrangements to meet the payment obligations concerned.

          (c) The Buyer indemnifies the Seller in respect of any amounts payable to the Seller by it under this clause 8.6.

9   EMPLOYEES

    9.1   OFFER OF EMPLOYMENT BY BUYER

          As early as possible before Completion, the Buyer must send each Employee a letter in a form agreed with the Seller offering, subject to Completion occurring, to employ the Employee with effect from Completion.

    9.2   EMPLOYMENT TERMS AND CONDITIONS

          Each offer must be for employment on terms and conditions which in the aggregate are no less favourable to the Employee than those under which the Employee is employed by the Seller immediately before
          Completion:

          (a) including, but not limited to, those relating to retrenchment and redundancy (in each case taking into account length of service with the Seller); and

                                                           Sale of Business Agmt

          (b) without loss of continuity of employment for the purpose of all employee entitlements,

          excluding, for purposes of this clause 9.2, terms and conditions relating to superannuation (which is provided for in clause 10).

    9.3   BEST ENDEAVOURS

          The Buyer and Seller must each use its best endeavours to encourage all of the Employees to accept the offers so made.

    9.4   TERMINATION BY SELLER

          On or as soon as practicable after Completion the Seller must:

          (a) release the Transferring Employees from employment with the Seller, that release to take effect at the Effective Time;

          (b) pay the Transferring Employees all Employment Benefits (other than Employee Leave Benefits) accrued by them at the Effective Time;

          (c) pay the Transferring Employees any Employee Leave Benefits which they are entitled to be paid and in fact demand payment of on termination; and

          (d) indemnify the Buyer (to the extent not provided for in the Completion Statement), against any liability for Employment Benefits other than Employee Leave Benefits and other entitlements due to or accrued by a Transferring Employee at the Effective Time and against all Losses arising out of a breach by a Seller of its contractual or other legal obligations to a Transferring Employee prior to the Effective Time.

    9.5   PAYMENT AND INDEMNITY BY BUYER FOR EMPLOYMENT BENEFITS

          After Completion the Buyer must:

          (a) pay the Transferring Employees all Employment Benefits and other entitlements due to them after the Effective Time as and when they fall due; and

          (b) indemnify the Seller against any liability for Employment Benefits and other entitlements due to or accrued by a Transferring Employee after the Effective Time and against all Loss in any way connected with the Buyer's employment of a Transferring Employee or termination of that employment.

    9.6   ALLOWANCE FOR EMPLOYEE LEAVE BENEFITS

          In consideration of the obligations undertaken by the Buyer under clause 9.5, the Buyer is entitled to an allowance equal to the monetary value of the Transferring Employees' accrued annual leave, leave loading and long service leave as set out in the Completion Accounts. The Buyer acknowledges that this allowance will be reflected in the Completion Statement.

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                                                           Sale of Business Agmt

    9.7   RESTRICTION

          The Buyer covenants with the Seller that it will not for a period of twelve months after Completion directly or indirectly procure the services, as employee, consultant, contractor or otherwise of any Employee who does not accept the Buyer's offer of employment under clause 9.1.

    9.8   INDEMNITY BY SELLER

          Provided that the Buyer has met its obligations under clauses 9.2 and 9.3, the Seller must indemnify the Buyer against any Claim brought by an Employee who is not a Transferring Employee arising out of the termination of employment of that Employee by the Seller.

    9.9   ACCIDENT INSURANCE ARRANGEMENTS

          After Completion, the Buyer must in relation to any Transferring Employee who suffers a work related personal injury for which the Seller is required to provide entitlements (or a contribution towards entitlements) under its Accredited Employer Programme Accreditation Agreement with the Accident Compensation Corporation:

          (a)  use all reasonable endeavours to:

               (1) ensure that the Transferring Employee co-operates in rehabilitation and maintains employment; and

               (2)  assist with the rehabilitation; and

               (3) avoid placing the Transferring Employee in a position which may aggravate or prolong the Transferring Employee's disability; and

          (b) consult the Seller as early as is reasonably practicable prior to making any decision to medically retire the Transferring Employee; and

          (c) facilitate the rehabilitation of any Transferring Employee by permitting the Seller's case management providers access to the Transferring Employee at the Transferring Employee's place of employment or any other place controlled by the Buyer in order to undertake any rehabilitation deemed necessary by the Seller's case management providers.

10  SUPERANNUATION

    10.1  BUYER ARRANGEMENTS

          Subject to clause 10.2, prior to Completion, the Buyer must make all arrangements necessary to provide superannuation benefits for each Existing Member with effect from Completion on terms and conditions which provide in respect of each Existing Member who accepts an offer to join the Buyer's Fund in respect of the period after Completion, terms and benefits no less favourable than those which would have been provided for the Existing Member in respect of that period under the Seller's Fund.

                                                           Sale of Business Agmt

    10.2  BUYER'S FUND FROM TRANSFER DATE

          If the Buyer or the Seller determines that because of the need for the trustees of the Buyer's Fund to comply with s9B(2) Superannuation Scheme Act 1989 or the Buyer determines for any other reason, the Transferring Members will not be transferred into the Buyer's Fund at Completion then the Buyer may determine that the Transitional Arrangement shall apply and clause 10.1 shall apply only in so far as the Buyer's Fund shall be available from the Transfer Date.

    10.3  DOCUMENTATION OF ELECTION

          The offer referred to in clause 10.1 must include or attach a form or forms acceptable to the trustees of Seller's Fund to be completed and signed by the Existing Member under which the Existing Member may elect either:

          (a) that the trustees of Seller's Fund (as their only obligation in respect of the Existing Member after Completion other than any obligation connected with or arising from the Existing Member's membership of the Seller's Fund) provide the benefit payable to the Existing Member under the relevant provision of Seller's Fund as at the date the member ceases to be an employee of the Seller; or

          (b) to have the trustees of Seller's Fund (as their only obligation in respect of the Existing Member after Completion other than any obligation connected with or arising from the Existing Member's membership of the Seller's Fund) cause his or her Accrued Benefit Value to be transferred to the Buyer's Fund together with any amount that the Trustees of the Seller's Fund determine to pay under clause 10A.2 of the Governing Rules of the Seller's Fund or if the Seller or Buyer determines that the Transitional Arrangement will apply, to have the trustees of the Seller's Fund (as their only obligation of the Existing Member after the Transfer Date other than any obligation connected with or arising from the Existing Member's membership of the Seller's Fund) cause his or her Accrued Benefit Value to be transferred to the Buyer's Fund on the Transfer Date together with any amount that the Trustees of the Seller's Fund determine to pay under clause 10A.2 in accordance with the Governing Rules of the Seller's Fund (other than in a circumstance where a benefit becomes payable to the Existing Member between the Completion Date and the Transfer Date when the obligation shall be to pay the appropriate benefit under the Governing Rules of the Seller's Fund).

          and under which (except as provided in clauses 10.3(a) and 10.3(b) above) the trustees of Seller's Fund are discharged from all liability in respect of the Existing Member from the Completion Date other than in respect of any liability connected with or arising from the Existing Member's membership of the Seller's Fund.

    10.4  PARTIES TO USE REASONABLE ENDEAVOURS

          (a) The Seller shall use its best endeavours to provide any consents required under clause 10A.1 of the trust deed of the Seller's Fund so that in respect of a Transferring Member the amount transferred to the Buyer's Fund is at least equivalent to the Transferring Member's No. 1 Account balance and Member's No. 2 Account balance adjusted for interest or earnings in

                                                           Sale of Business Agmt

               accordance with the Governing Rules of the Seller's Fund. In particular the Seller shall, prior to the date on which Transferring Members' cease to be employed by the Seller give notice to the trustees of the Seller's Fund that Transferring Members are eligible to join the Buyer's Fund and that the Buyer's Fund is approved by the Seller for the purposes of clause 10A.1 of the Trust Deed of the Seller's Fund; and

          (b)  If it becomes necessary for the purposes of complying with section 9B(2)of the Superannuation Schemes Act 1989 or the Buyer determines under clause 10.2, for the Buyer to become an "Employer" (as defined in the Trust Deed of the Seller's Fund under the Trust Deed of the Seller's Fund the Buyer shall, on Completion, execute and hand to the Vendor a Deed of Adherence in the form annexed as Annexure D and the Seller and the Buyer shall use their best endeavours to ensure that each Existing Member who accepts an offer of employment under clause 10.1 agrees in writing on or before the Completion Date with the trustees of the Seller's Fund pursuant to clause 10(a) of the Trust Deed of the Seller's Fund to be bound by the Deed of Adherence relating to the Buyer in the Seller's Fund until the Transfer Date, such participation by the Buyer in the Seller's Fund to be known as the "Transitional Arrangement".

    10.5  INFORMATION

          (a) The Seller must use all reasonable endeavours to ensure that the trustees of Seller's Fund provide to the Buyer and to the trustee of the Buyer's Fund any information in respect of the Existing Members reasonably required by them to give effect to this clause 10 including such information as the trustees of the Buyer's Fund may require to ascertain their obligations under Section 9B(2) of the Superannuation Schemes Act 1989.

          (b) The Buyer must use all reasonable endeavours to ensure that the trustees of the Buyer's Fund provide to the trustees of the Seller's Fund any information in respect of the Buyer's Fund reasonably required to ascertain their obligations under Section 9B(2) of the Superannuation Schemes Act 1989.

          (c) Until Existing Members are transferred to the Buyer's Fund all communications from the Buyer or the trustees of the Buyer's Fund relating to superannuation shall be subject to the prior written approval of the Seller and no communication relating to superannuation or benefits shall be provided to Existing Members or Transferring Members until approved by the Seller, such approval not to be unreasonably withheld.

    10.6  ACCRUED BENEFIT VALUES

          The Seller shall ensure that the amount equivalent to the aggregate amount of Accrued Benefit Values which Existing Members have elected to have transferred to the Buyer's Fund as provided in clause 10.3(b)shall be paid to the trustee of the Buyer's Fund in cash (or at the option of the trustees of the Seller's Fund by the transfer of assets of equivalent value and so long as the Buyer and the Seller agree) as soon as reasonably practicable after Completion.

                                                           Sale of Business Agmt

    10.7  ACKNOWLEDGMENT

          (a) The Seller and Buyer acknowledge that the provisions of this clause 10 are subject to the Governing Rules of the Seller's Fund and the Superannuation Schemes Act 1989 and the provisions of this clause 10 shall take effect only to the extent permitted by the Governing Rules of the Seller's Fund and that Act. Each party shall act in good faith to give effect to the provisions of this clause to the maximum extent possible, including if required the Buyer becoming a participating employer under the Seller's Fund.

          (b) If, to give effect to the Transitional Arrangements it becomes necessary for the Buyer to become an "Employer" (as defined in the Trust Deed of the Seller's Fund under the Seller's Fund:

               (1) The Seller and the Buyer shall use their best endeavours to procure that the Buyer becomes a participating employer in the Seller's Fund on Completion until the Transfer Date and the Buyer and the Seller shall execute and use their reasonable endeavours and procure that the trustees of the Seller's Fund execute such documents as shall be required to provide for the participation of the Buyer in the Seller's Fund from the Completion Date until the Transfer Date.

               (2) The Buyer shall on Completion execute a "Deed of Adherence" (as that term is described in clause 2 of the Trust Deed of the Seller's Fund) in the form annexed as Annexure D. The benefits and conditions for employees of the Buyer to whom the Deed of Adherence relates shall be the same benefits as apply to the Existing Members to the intent that each Existing Member who remains a Member of the Seller's Fund after the Completion Date shall be entitled to the same benefits from the Seller's Fund after the Completion Date as he or she would have been entitled to prior to the Completion Date in the event of a benefit becoming payable between the Completion Date and the Transfer Date.

               (3) Each party shall meet their own costs associated with the preparation and execution of the Deed of Adherence and any filing or other costs incurred by the Seller or the Trustees of the Seller's Fund as a result of any need to comply with the provisions of the Superannuation Schemes Act 1989, the Securities Act 1978, the Securities Regulations 1983 or the Multiple Participants Superannuation Schemes Securities Act Exemption Notice. In particular the Buyer acknowledges that subject to the Buyer handing to the Seller on the Completion Date the Deed of Adherence referred to in clause 10.7(b)(2) the Seller is responsible for ensuring that a copy of the Deed of Adherence is delivered to the Government Actuary in New Zealand and to the Registrar of Companies within 14 days of the Deed of Adherence being signed in order to comply with the provisions of clause 8(2) of the Multiple Participants Superannuation Schemes Exemption Notice.

                                                           Sale of Business Agmt

               (4) The Buyer agrees that other than offers made to Existing Members under clause 10(a) of the Trust Deed of the Seller's Fund that it will not invite any other employee or person in its service to become a member of the Seller's Fund and that it will cease to be an Employer under the Seller's Fund immediately following the Transfer Date.

               (5) The Buyer agrees that it will be responsible for all employer contributions and other moneys payable in respect of Existing Members remaining in the Seller's Fund until the Transfer Date from the Completion Date until the Transfer Date and shall assume all the obligations of the Employer arising under the Trust Deed of the Seller's Fund in respect of such Existing Members on or after the Completion Date.

               (6) The Seller and the Buyer agree that they will not, and the Seller agrees that it will use its best endeavours to ensure the trustees of the Seller's Fund do not agree to any amendment of the trust deed of the Seller's Fund which in any way has the effect of amending the benefits of the Existing Members before the Transfer Date. Without limiting the generality of the foregoing the Seller will not give its consent under the Governing Rules of the Seller's Fund to such amendment. In addition the Seller will not wind up the Seller's Fund before the Transfer Date.

    10.8  TIMING

          The rights of Existing Members to become members of the Buyer's Fund shall be subject to the provisions of the Superannuation Schemes Act 1989 and to the provisions of the Governing Rules of the Seller's Fund to the intent that where any Existing Member electing to transfer to the Buyer's Fund is prevented by that Act or the Governing Rules of the Seller's Fund from being a member of the Buyer's Fund from Completion, membership shall be offered from such other date as is allowed under the Act and/or the Governing Rules of the Seller's Fund. In the event that a benefit becomes payable to an Existing Member electing to transfer to the Buyer's Fund prior to the date of receipt of any transfer value in respect of such Existing Member the Seller shall use its best endeavours to procure if permitted by the Seller's Fund the payment of an amount equivalent to the transfer value to the Existing Member or his or her personal representative.

    10.9  INDEMNITY

          The Buyer hereby indemnifies the Seller and the trustees for the time being of the Seller's Fund against any claim or action against, and all liabilities, losses or damages incurred by the Seller or the trustees for the time being of the Seller's Fund relating to:-

          (a) any breach of the Superannuation Schemes Act 1989 by the trustees of the Buyer's Fund.

          (b) all ongoing obligations (including the provision of any benefit arising on or after the Completion Date other than as provided in clause 10.2 or 10.3 and including all ongoing employer contributions and payments relating to

                                                           Sale of Business Agmt

               Existing Members superannuation entitlements under the Seller's Fund with effect from Completion) relating to Existing Members superannuation entitlements or benefits with effect from Completion other than those which arise prior to Completion.

          For the purposes of this clause "benefit" includes (but not by way of limitation) any death benefit or benefit payable on incapacity and any insured benefit the Existing Member would have been entitled to under the Seller's Fund on or after the Completion Date to the intent that the trustees of the Seller's Fund shall from the Completion Date only be liable to pay the amounts specified in clause 10.3a and 10.2of this Agreement as applicable to the extent permitted by the Governing Rules of the Seller's Fund and the Superannuation Schemes Act 1989.

    10.10 STATEMENT OF INTENTION

          To the extent permitted by the Governing Rules of the Seller's Fund the parties shall use their reasonable endeavours to procure that in respect of an Existing Member who elects to transfer to the Buyer's Fund that the amount transferred is at least equivalent to the value of the Member's Member No. 1 Account balance and Member No. 2 Account balance in the Seller's Fund as at the date of transfer adjusted for interest or earnings in accordance with the Governing Rules of the Seller's Fund.

11  RELEASE OF GUARANTEES

          (a) The Buyer must use its reasonable endeavours to secure the release of the Seller or any Related Corporation of the Seller from any Guarantee or Encumbrance provided in relation to the Business, effective from Completion.

          (b) If the Buyer is unable to secure the release under clause 11(a), then the Buyer must pay the Seller an amount equal to any Loss which the Seller or any Related Corporation of the Seller pays, suffers, incurs, or is liable for in relation to any Guarantee or Encumbrance referred to in clause 11(a) which relates to any act or omission of the Buyer after Completion.

12  PERIOD BEFORE COMPLETION

    12.1  CARRYING ON BUSINESS

          The Seller must use all reasonable endeavours to ensure that between the date of this agreement and Completion the Business is conducted in the ordinary course of business and:

          (a) the Seller in carrying on the Business does not acquire or dispose of any assets other than on arm's length terms in the ordinary course of business;

          (b) the Seller does not in its conduct of the Business make any material change to its policy and practice as to the payment of creditors and collection of trade receivables;

                                                           Sale of Business Agmt

          (c) the Seller does not engage any new employee to fill a new role in relation to the Business with an annual remuneration package in excess of $120,000 or, except in the ordinary course of the Business, terminate the employment of any of the Employees or change in any material respect the terms of employment (including remuneration of any of the Employees);

          (d) the Seller does not sell or agree to sell any fixed asset relating to the Business with a value of more than $250,000 or buy or commit to buy any fixed asset for use in the Business with a value of more than $250,000;

          (e) neither the Seller nor its Related Corporations create any Encumbrance over any asset of the Business;

          (f) neither the Seller nor its Related Corporations incur any indebtedness or liability in the nature of borrowings in relation to the Business other than in the ordinary course of business;

          (g) the Seller does not enter into any contract or arrangement for the Business outside the ordinary course of trading or otherwise than on arm's length terms;

          (h) using reasonable endeavours, neither the Seller nor its Related Corporations will do anything which may be reasonably likely to harm the Goodwill,

          without in each case the prior consent of the Buyer, which must not be unreasonably withheld or delayed.

    12.2  ACCESS

          Before Completion the Seller must, after reasonable notice from the Buyer, allow the Buyer and any person authorised by the Buyer, reasonable access during normal business hours to Employees (only with the consent of the Seller, such consent not to be unreasonably withheld) the Business Assets and the Properties as is necessary to facilitate the smooth transfer of the Business at Completion.

    12.3  CERTAIN FREEHOLD PROPERTY

          (a) Prior to Completion, the Seller will lodge the declarations and application described in clause 4.2(g)(3)(A) at the Wellington District Land Registry and promptly respond to and comply with any requisitions the Wellington District Land Registry may raise prior to Completion.

          (b) Prior to Completion, the Seller will lodge the declarations and application described in clause 4.2(g)(3)(C) at the North Auckland District Land Registry and promptly respond to and comply with any requisitions the North Auckland District Land Registry may raise prior to Completion.

          (c) On or before 7 December 2001, the Seller will make application to the High Court of New Zealand for the restoration of Servitor Productions Limited and for the transfer of the Greenmount Drive Property to the Seller. The Seller will continue to keep the Buyer fully informed of the progress of any such application and the Seller will do all things within its reasonable power to prosecute such application both before and after Completion for so long as such application has not been finally

                                                           Sale of Business Agmt

               determined. In the event that the application to the High Court is unsuccessful the Buyer reserves the right to require the Seller to make an application to the Crown for the transfer of the Greenmount Drive Property to the Seller.

13  AFTER COMPLETION

    13.1  SUPPLY OF AFTER-SALES SERVICE

          After Completion the Buyer must:

          (a) remedy any defect in the goods or services supplied by the Seller in the Business before Completion;

          (b) supply after-sales service which the Seller undertook to perform in respect of goods or services supplied by the Seller in the Business before Completion; and

          (c) perform the Seller's obligations under any guarantee or warranty or otherwise in respect of goods or services supplied by the Seller in the Business before Completion.

    13.2  RECONCILIATION FOR RETURNED GOODS

          If any goods sold in the Business by the Seller before the Completion Date are returned to the Buyer or repudiated for any reason by a customer of the Business after the Completion Date, then the Buyer is entitled to those goods and must meet any claim for credit or otherwise made by the customer in relation to them.

    13.3  SUPPLIER'S WARRANTIES

          To assist the Buyer in meeting its obligations pursuant to clauses
          13.1 and 13.2, the Seller undertakes to use all reasonable endeavours to make available to the Buyer the benefit of any supplier or manufacturer warranty available to the Seller in connection with the transactions contemplated by clauses 13.1 and 13.2.

    13.4  ACCESS BY SELLER

          After Completion the Buyer must, after reasonable notice from the Seller, allow the Seller and its representatives:

          (a)  access during normal business hours to Transferring Employees;
               and

          (b) to inspect and take copies of the Business Records (to the extent that they relate to any period before Completion),

          to assist the Seller in relation to any Liability or other obligations or rights arising in relation to the conduct or ownership of the Business before Completion, provided that any access under this clause
          13.4 is conducted in a manner so as to avoid unreasonable disruption to the conduct of the Business as operated by the Buyer and the Transferring Employees.

                                                           Sale of Business Agmt

    13.5  ACCESS TO EXCLUDED RECORDS BY BUYER

          After Completion the Seller must, after reasonable notice from the Buyer, allow the Buyer and its representatives access during normal business hours to inspect and take copies of the Excluded Records (to the extent they relate to any period before Completion) as necessary to assist the Buyer in operating the Business.

    13.6  TAX RETURNS

          After Completion, the Buyer must at the reasonable cost and expense of the Seller prepare a draft income tax returns, fringe benefits tax returns and any other tax returns required by any Governmental Agency that imposes Tax in relation to the Business as carried on by the Seller in respect of the financial year ending on 30 June 2002 and ensure that its employees fully co-operate with the Seller in relation to completing and finalising such returns to a form fit for lodgement by the Seller. The Buyer must provide a first draft of such returns to the Seller on or before 30 October 2002.

    13.7  LAND - SERVITOR PRODUCTIONS LIMITED

          Within 5 Business Days after Servitor Productions Limited is restored arising out of the application to the High Court or to the Crown referred to in clause 12.3(c), the Seller must deliver the following documents to the Buyer:

          (a) instruments of title for the Greenmount Drive Property (other than withdrawal of caveats lodged pursuant to clause 16.3(a)); and

          (b) confirmation that the transfer of the Greenmount Drive Property, delivered to the Buyer on Completion pursuant to clause 4.2(g), is now capable of registration.

14  COMPETITION

    14.1  UNDERTAKING

          In consideration for the respective promises of the Seller and the Buyer to each other in this agreement, the Seller undertakes to the Buyer that it will not for 5 years, 4 years, 3 years, 2 years or one year after the Completion Date in New Zealand:

          (a) engage in any business or activity which is the same as or substantially similar to or competitive with, the Business or any material part of it;

          (b) solicit, canvass, induce or encourage any person who was at any time during the 6 months period ending on the Completion Date employed in the Business to cease to be employed in the Business;

          (c) solicit, canvass, approach or accept any approach from any person who was at any time during the 6 months period ending on the Completion Date, a client or customer of the Business with a view to obtaining the custom of that person in a business which is the same as or substantially similar to or competitive with, the Business; or

                                                           Sale of Business Agmt

          (d) interfere with the relationship between the Buyer and its clients, customers, employees or suppliers.

    14.2  ACQUISITION OF INTERESTS IN COMPETING BUSINESSES

          Clause 14.1 does not prevent the Seller or any of its Related Corporations from acquiring an interest, directly or indirectly, in a business in competition with the Business in the area referred to in that clause if:

          (a) the acquisition of the interest in the competing business occurs as a result of or in conjunction with an acquisition of an interest, directly or indirectly, in other assets;

          (b) the value of the competing business is not more than 15% of the value of the acquisition taken as a whole; and

          (c) the Seller or the relevant Related Corporation uses its best endeavours to dispose of the competing business or its interest in the business within 12 months after its acquisition.

    14.3  EXCLUSION FROM RESTRAINT

          This clause 14 does not restrict the Seller or any of its Related Corporations from:

          (a) continuing to carry on any business (other than the Business as sold under this agreement) carried on at the date of this agreement; or

          (b) holding less than 5% of the issued share capital of a company listed on a recognised Stock Exchange.

    14.4  RELATED CORPORATIONS

          The Buyer agrees that the provisions of this clause 14 only apply to the Related Corporations of the Seller for so long as those entities remain Related Corporations of the Seller.

    14.5  SEVERABILITY

          (a) If any of the several separate and independent covenants and restraints in clause 14.1 are or become invalid or unenforceable for any reason, then that invalidity or unenforceability will not affect the validity or enforceability of any of the other separate and independent covenants and restraints in clause 14.1.

          (b) If any of the prohibitions or restrictions contained in this clause 14 is judged to go beyond what is reasonable in the circumstances and necessary to protect the goodwill of the Seller, but would be judged reasonable and necessary if any activity were deleted or the period or area were reduced, then the prohibitions or restrictions apply with that activity deleted or that period or area reduced by the minimum amount necessary.

                                                           Sale of Business Agmt

15  WARRANTIES

          (a) The Buyer gives the Buyer's Warranties in favour of the Seller on and subject to the terms set out in the Co-ordination Agreement.

          (b) The Seller gives the Seller's Warranties in favour of the Buyer on and subject to the terms set out in the Co-ordination Agreement.

16  LIMITATION OF LIABILITY

    16.1  CO-ORDINATION AGREEMENT

          The Seller gives the Seller's Warranties in favour of the Buyer on and subject to the limitations on liability set out in the Co-ordination Agreement.

    16.2  SPECIFIC EXCLUSIONS - FREEHOLD PROPERTIES

          (a) The Buyer acknowledges that apart from the Seller's Warranties and provided that nothing in this clause 16.2(a) shall operate in any way to limit the liability of the Guarantor under clause 6.8 of the Co-ordination Agreement, it has relied on its own investigations and assessment of and has relied on no representation or warranty but acknowledges the disclosure referred to in clause 16.2(b) and will bring no Claim against the Seller or its Related Corporations, officers, employees, agents or advisers in relation to any breach of Environmental Law or any Environmental Liability which may affect the Buyer or any other person in relation to ownership of those Freehold Properties;

          (b) The Buyer acknowledges that it has been given the opportunity to make physical inspections of the Freehold Properties and buildings, plant, equipment and other assets located at the Freehold Properties and accepts that apart from the Seller's Warranties it has relied on its own investigations and assessment of and it has relied on no representation or warranty and will bring no Claim against the Seller or its Related Corporations, officers, employees, agents or advisers in relation to the dimensions, description, condition, fitness for use, safety or legal compliance status of those Freehold Properties or any buildings, plant, equipment or other assets located at the Freehold Properties.

          (c)  The Buyer purchases the Freehold Properties subject to:

               (1) the encumbrances, easements and covenants noted on the title to the Freehold Properties concerned;

               (2) the reservations, exceptions and conditions (if any) contained in the crown grant;

               (3) all easements or rights vested in any Governmental Agency and not registered on the title to the Freehold Properties except for matters not disclosed to the Buyer which constitute breaches of the Seller's Warranties; and

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                                                           Sale of Business Agmt

               (4) all town planning or other restrictions on the use and development of the Freehold Properties.

    16.3  PROPERTY COVENANTS

          The Seller covenants to the Buyer at the date of this agreement and on
          Completion:

          (a) that it consents to the lodgement of caveats by the Buyer on Completion in respect of the Freehold Properties;

          (b) that it will not take any action or procure any person to do anything that may cause a lapsing notice to be lodged at a Land Titles Office;

          (c) that there are no unsatisfied or outstanding judgements or notices against the Freehold Properties;

          (d) to answer all requisitions that may be made by a Land Titles Office or by Land Information New Zealand in relation to registration of the Transfers.

17  GST

    17.1  SUPPLY OF A GOING CONCERN

          (a) The parties agree that the transfer of the Business Assets from the Seller to the Buyer under this agreement is the supply of a taxable activity as a going concern within Section 11(1)(c) of the GST Act on which GST is chargeable at the rate of zero percent.

          (b) The Seller agrees, if requested by the Buyer, to assist the Buyer in defending the sale of the Business as a sale as a going concern for the purposes of the GST Act.

    17.2  TAXABLE SUPPLY

          In the event that it is determined that the sale of the Business Assets is not a supply of a taxable activity as a going concern and GST is payable in respect to the transactions evidenced by this agreement then:

          (a) Buyer shall pay to the Seller the amount of the GST and any Default GST which is so payable in one sum within five (5) Business Days of written demand being made by Seller;

          (b) where such amount is not so paid to Seller, Buyer shall in addition pay to the Seller interest at the rate of twelve (12) percent per annum on the amount of GST unpaid from 5 days after demand until payment;

          (c) it shall not be a defence to a claim against Buyer for payment to the Seller of any Default GST that Seller has failed to mitigate Seller's damage by paying an amount of GST when it fell due under the GST Act; and

          (d) Seller will deliver a tax invoice for the purposes of the GST Act to the Buyer as soon as practicable subsequent to recognition that GST is payable.

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                                                           Sale of Business Agmt

          Default GST in this clause means any interest, penalty or other sum levied against Seller under the GST Act by reason of non-payment of the GST payable in respect of the supply made under this agreement, but does not include any such sum levied against Seller by reason of a default by Seller after payment of the amounts payable pursuant to this clause to Seller by Buyer.

18  GUARANTEE AND INDEMNITY - SELLER

    18.1  GUARANTEE

          The Guarantor unconditionally and irrevocably guarantees to the Buyer the due and punctual performance of the Seller's obligations under this agreement.

    18.2  INDEMNITY

          The Guarantor indemnifies and holds the Buyer harmless from and against all Loss incurred or suffered by the Buyer and all actions, proceedings, claims or demands made against the Buyer as a result of default by the Seller in the performance of any such obligation.

    18.3  EXTENT OF GUARANTEE AND INDEMNITY

          (a)  This clause 18 applies:

               (1) to the present and future obligations of the Seller under this agreement; and

               (2) to this agreement, as amended, supplemented, renewed or replaced.

          (b) The obligations of the Guarantor under this clause 18 extend to any change in the obligations of the Seller as a result of any amendment, supplement, renewal or replacement of this agreement.

          (c) This clause 18 is not affected, nor are the obligations of the Guarantor under this agreement released or discharged or otherwise affected, by anything which, but for this provision, might have that effect.

          (d)  This clause 18 applies:

               (1) regardless of whether the Guarantor is aware of, or has consented to, or is given notice of, any amendment, supplement, renewal or replacement of any agreement to which the Buyer and the Seller are a party or the occurrence of any other thing; and

               (2)  irrespective of any rule of law or equity to the contrary.

    18.4  CONTINUING GUARANTEE AND INDEMNITY

          This clause 18 is a continuing obligation of the Guarantor despite any settlement of account and remains in full force and effect until the obligations of the Principal under this agreement have been performed.

    18.5  WARRANTIES OF THE GUARANTOR

          The Guarantor represents and warrants to the Buyer that:

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                                                           Sale of Business Agmt

          (a) it has the corporate power to enter into this guarantee and indemnity and has taken all necessary action to authorise the execution, delivery and performance of this agreement;

          (b) the execution, delivery and performance of this guarantee and indemnity will not violate any provision of:

               (1) any law or regulation or any order or decree of any Governmental Agency of the Commonwealth of Australia or any state or territory;

               (2)  the constitution of the Guarantor; or

               (3) any security agreement, deed, contract, undertaking or other instrument to which the Guarantor is a party or which is binding on it.

    18.6  RIGHTS

          The Guarantor waives any right it has of first requiring the Buyer to commence proceedings or enforce any other right against the Seller or any other person before claiming under this clause 18.

19  GUARANTEE AND INDEMNITY - BUYER

    19.1  GUARANTEE

          The Buyer Guarantor unconditionally and irrevocably guarantees to the Seller the due and punctual performance of the Buyer's obligations under this agreement.

    19.2  INDEMNITY

          The Buyer Guarantor indemnifies and holds the Seller harmless from and against all Loss incurred or suffered by the Seller and all actions, proceedings, claims or demands made against the Seller as a result of default by the Buyer in the performance of any such obligation.

    19.3  EXTENT OF GUARANTEE AND INDEMNITY

          (a)  This clause 19 applies:

               (1) to the present and future obligations of the Buyer under this agreement; and

               (2) to this agreement, as amended, supplemented, renewed or replaced.

          (b) The obligations of the Buyer Guarantor under this clause 19 extend to any change in the obligations of the Buyer as a result of any amendment, supplement, renewal or replacement of this agreement.

          (c) This clause 19 is not affected, nor are the obligations of the Buyer Guarantor under this agreement released or discharged or otherwise affected, by anything which, but for this provision, might have that effect.

          (d)  This clause 19 applies:

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                                                           Sale of Business Agmt

               (1) regardless of whether the Buyer Guarantor is aware of, or has consented to, or is given notice of, any amendment, supplement, renewal or replacement of any agreement to which the Seller and the Buyer are a party or the occurrence of any other thing; and

               (2)  irrespective of any rule of law or equity to the contrary.

    19.4  CONTINUING GUARANTEE AND INDEMNITY

          This clause 19 is a continuing obligation of the Buyer Guarantor despite any settlement of account and remains in full force and effect until the obligations of the Buyer under this agreement have been performed.

    19.5  WARRANTIES OF THE GUARANTOR

          The Buyer Guarantor represents and warrants to the Seller that:

          (a) it has the corporate power to enter into this guarantee and indemnity and has taken all necessary action to authorise the execution, delivery and performance of this agreement;

          (b) the execution, delivery and performance of this guarantee and indemnity will not violate any provision of:

               (1) any law or regulation or any order or decree of any Governmental Agency of the Commonwealth of Australia or any state or territory;

               (2)  the constitution of the Buyer Guarantor; or

               (3) any security agreement, deed, contract, undertaking or other instrument to which the Buyer Guarantor is a party or which is binding on it.

    19.6  RIGHTS

          The Buyer Guarantor waives any right it has of first requiring the Seller to commence proceedings or enforce any other right against the Buyer or any other person before claiming under this clause 19.

                                                                         page 35

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                                                           Sale of Business Agmt

SCHEDULE 1 - WARRANTIES

CLAUSE 1.1 (DEFINITIONS)

A.  BUYER'S WARRANTIES

1   BUYER AUTHORISED

          The Buyer has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms.

2   POWER TO BUY

          The Buyer has full power to enter into and perform its obligations under this agreement and can do so without the consent of any other person.

3   NO LEGAL IMPEDIMENT

          So far as the Buyer is aware, the execution, delivery and performance by the Buyer of this agreement comply with:

          (a) each law, regulation, Authorisation, ruling, judgment, order or decree of any Governmental Agency;

          (b)  the constitution or other constituent documents of the Buyer; and

          (c)  any Encumbrance or document which is binding on the Buyer.

4   NO LIQUIDATION OR WINDING-UP

          The Buyer has not gone into liquidation nor passed a winding-up resolution nor received a notice under part XVI of the Companies Act 1993.

5   NO PETITION

          No petition or other process for winding-up has been presented or threatened against the Buyer and there are no circumstances justifying such a petition or other process.

6   NO WRIT OF EXECUTION

          No writ of execution has issued against the Buyer.

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                                                           Sale of Business Agmt

7   NO RECEIVER OR ADMINISTRATOR

          No receiver, receiver and manager or administrator of any part of the undertaking or assets of the Buyer has been appointed.

8   BUYER'S KNOWLEDGE

          Neither the Buyer nor any holding company (director indirect) of the Buyer is aware of any matter or thing that constitutes at Completion a breach of the Seller's Warranties.

9   GST REGISTERED

          The Buyer is registered for GST under the GST Act and evidence of such registration has been provided to the Seller.

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                                                           Sale of Business Agmt

B.  SELLER'S WARRANTIES

1   AUTHORITIES

    1.1   SELLER AUTHORISED

          The Seller has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms and is validly existing and in good standing.

    1.2   POWER TO SELL

          The Seller has full power to enter into and perform its obligations under this agreement and can do so without the consent of any other person (except for consents required under the Contracts, Assets Leases and Property Leases) and free of any pre-emptive rights or rights of first refusal.

    1.3   NO LEGAL IMPEDIMENT

          The execution, delivery and performance by the Seller of this agreement complies with:

          (a) each law, regulation, Authorisation, ruling, judgment, order or decree of any Governmental Agency;

          (b)  the constitution or other constituent documents of the Seller;
               and

          (c) any Encumbrance or document which is binding on the Seller or any of the Business Assets.

    1.4   CORPORATE POWER

          The Seller has full corporate power to own, lease and operate the Business Assets and the Business.

2   COMPLIANCE WITH LAW

    2.1   COMPLIANCE WITH LAW

          The Seller has complied in all material respects with all applicable laws (whether applicable to the conduct of the Business, the Business Assets or the Properties) and no material contravention or allegation of any material contravention of any applicable law is known to the Seller.

    2.2   AUTHORISATIONS

          The Seller holds all necessary material Authorisations required to conduct the Business, use the Business Assets and occupy the Properties and has paid all fees due in relation to them and is not in breach of any conditions under them where such

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                                                           Sale of Business Agmt

          breach would be likely to have a material and adverse effect on the Business as currently carried on.

3   POSITION SINCE 30 JUNE 2001

    3.1   POST ACCOUNTS DATE

          Since 30 June 2001:

          (a) the Seller in carrying on the Business has not acquired or disposed of any assets other than on arm's length terms in the ordinary course of business;

          (b) the Seller has not in its conduct of the Business made any material change to its policy or practice as to the payment of creditors or collection of trade receivables;

          (c) the Seller has not engaged any new employee to fill a new role in relation to the Business with an annual remuneration package in excess of $120,000 or, except in the ordinary course of the Business, terminated the employment of any of the Employees or changed, in any material respect, the terms of employment (including remuneration of any of the Employees);

          (d) the Seller has not sold or agreed to sell any fixed asset relating to the Business with a value of more than $250,000 or bought or committed to buy any fixed asset for use in the Business with a value of more than $250,000;

          (e) neither the Seller nor its Related Corporations has created any Encumbrance over any asset of the Business;

          (f) neither the Seller nor its Related Corporations has incurred any indebtedness or liability in the nature of borrowings in relation to the Business other than in the ordinary course of business;

          (g) the Seller has not entered into any contract or arrangement for the Business outside the ordinary course of trading or otherwise than on arm's length terms;

          (h) there has been no material adverse change in the Business Assets and liabilities of the Business;

          (i) there has been no change in the accounting policies, practices and principles used by the Seller in respect of the Business.

    3.2   SUPPLIERS / CUSTOMERS

          Since 30 June 2001:

          (a) none of the following suppliers of the Business: Kuehne & Nahgel, Begley Hobba & Manton, Robert Ng, Zenith Media, Dow Chemical, Helm AG, Ulee, Hewlett Packard, PT Goldindo Menawian and BASF has:

               (1) reduced the level of its supplies to the Business other than in the ordinary course of business;

               (2) indicated an intention to cease or reduce the volume of its trading with the Business after Completion; or

               (3) materially altered the terms on which it trades with the Business.

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                                                           Sale of Business Agmt

          (b) none of the following customers of the Business: Kmart, Big W, Myer/Grace Bros, Target, Best & Less, Lowes Manhattan, Woolworths, Payless Shoes, Harvey Norman and David Jones has:

               (1) reduced the level of its custom from the Business other than in the ordinary course of business;

               (2) indicated an intention to cease or reduce the volume of its trading with the Business after Completion; or

               (3) materially altered the terms on which it trades with the Business.

4   TANGIBLE ASSETS

    4.1   TITLE TO ASSETS

          All material Tangible Assets are:

          (a) (other than items under repair and stock-in-transit) in the possession or under the control of the Seller;

          (b) the absolute property of the Seller free of all Encumbrances, other than the Tangible Assets subject to the Assets Leases.

    4.2   ASSETS NOT OWNED

          All material Tangible Assets which are used by the Seller in the Business but are not owned by the Seller are used pursuant to the Assets Leases or other arrangements entered into on arm's length terms in the ordinary course of the Business.

    4.3   PLANT AND EQUIPMENT

          All Plant and Equipment listed in part 1 of schedule 8 and currently in use in the Business is:

          (a)  in good working order;

          (b)  capable of doing the job for which it is now being used;

          (c) in reasonable condition having regard to its age and fair wear and tear.

5   ENCUMBRANCES

    5.1   OWNERSHIP OF BUSINESS ASSETS

          As at Completion the Seller will be the legal and beneficial owner of the Business Assets free of Encumbrances.

    5.2   DISCHARGES BY COMPLETION

          The Seller has not granted or created, or agreed to grant or create, any Encumbrance in respect of the Business Assets other than any which will be discharged on or before Completion.

                                                                         page 40

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                                                           Sale of Business Agmt

    5.3   BUSINESS ASSETS USED IN BUSINESS

          The Business Assets comprise all the assets used by the Seller in the Business and are the only assets required for the operation of the Business in the manner in which it is currently operated.

6   INTELLECTUAL PROPERTY RIGHTS

    6.1   SCOPE

          So far as the Seller is aware, it or its Related Corporations own or have an enforceable right to use all the Intellectual Property Rights needed to carry on the Business in the places and in the manner currently carried on and all the Intellectual Property Rights will be transferred or licensed to the Buyer at Completion.

    6.2   OWNERSHIP AND USE

          (a) The Seller or its Related Corporations is the legal and beneficial owner of all the Intellectual Property Rights listed in parts 1 and 3 of schedule 4.

          (b) The Seller or its Related Corporations have, by way of a valid, binding and enforceable licence from a third party, a lawful right to use in the places and manner in which they are currently used by the Seller in the Business all the Intellectual Property Rights listed in part 2 of schedule 4.

    6.3   NO THIRD PARTY RIGHTS

          So far as the Seller is aware, no person, other than the Seller or its Related Corporations or a licensee from the Seller or its Related Corporations disclosed in part 3 of schedule 4 has any right to any intellectual property right listed in part 1 of schedule 4.

    6.4   NO INFRINGEMENT

          So far as the Seller is aware, the use by the Seller or any Related Corporation of the Intellectual Property Rights listed in schedule 4 does not breach or infringe any Intellectual Property Right of any other person nor, so far as the Seller is aware, are there any allegations that the Seller or any Related Corporation has infringed or is infringing the intellectual property rights of any third party.

    6.5   DISPUTES

          Neither the Seller nor its Related Corporations is currently involved in any material dispute with any third party in relation to the Intellectual Property Rights listed in schedule 4.

    6.6   ASSIGNMENTS

          The execution of assignments of Intellectual Property Rights by the Seller or its Related Corporations and the performance by the Seller or any Related Corporations of its obligations under those assignments will not cause the Seller or its Related Corporations to be in breach of any contract with a third party.

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                                                           Sale of Business Agmt

    6.7   ROYALTIES/FEES

          Other than in respect of the Intellectual Property Rights set out in part 2 of schedule 4, there are no material royalties, licence fees or other similar fees payable by the Seller in connection with the use of any Intellectual Property Rights.

7   ASSETS LEASES

    7.1   NATURE

          The Assets Leases to which the Seller is a party were entered into within the ordinary course of business.

    7.2   NO DEFAULT

          The Seller is not and, so far as the Seller is aware, no other party to any Assets Lease is in default under an Assets Lease where such breach or default would be materially and adversely prejudicial to the Seller in carrying on the Business and the Seller has received no notice of any default of any Asset Lease.

    7.3   VALIDITY

          So far as the Seller is aware, each Asset Lease:

          (a)  is valid and subsisting;

          (b)  has not been amended or modified; and

          (c)  is not terminable by virtue of the sale of the Business Assets.

    7.4   ASSETS LEASES USED IN THE BUSINESS

          The Asset Leases constitute all the lease and hire purchase agreements used in the Business.

8   CONTRACTS

    8.1   NATURE OF CONTRACTS

          So far as the Seller is aware, part 1 of schedule 5 and parts 2 and 3 of schedule 4 contain details of all Contracts which:

          (a) are not within the ordinary course of ordinary business of the Business;

          (b)  are not on arm's length terms;

          (c) are not capable of complete performance or termination without payment of damages, within 12 months from the date of this agreement;

          (d) restrict the Seller's freedom to carry on the Business in the places and the manner in which it is currently carried on;

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                                                           Sale of Business Agmt

          (e) are contracts (not being contracts for the purchase or sale of Stock) which are expected to result in expenditure by the Seller of more than $1 million;

          (f)  are distribution or agency agreements; or

          (g) entitle the other party to terminate the Contract or impose less favourable terms by reason of a sale of some or all of the Business Assets.

    8.2   NO DEFAULT

          The Seller is not and, so far as the Seller is aware, no other party to any Contract is in default under such Contract where such breach or default would be materially and adversely prejudicial to the Seller in carrying on the Business as currently carried on and there no grounds for rescission, avoidance or repudiation of any such Contract where such rescission, avoidance or repudiation would be materially and adversely prejudicial to the Seller in carrying on the Business as currently carried on.

    8.3   FOREIGN CURRENCY

          Part 3 of Schedule 5 contains a listing, which is accurate in all material respects, of outstanding commitments of the Seller in the Business as at the date stated in that schedule in relation to foreign currency hedging contracts.

    8.4   COPIES OF CONTRACTS

          So far as the Seller is aware, the Data Room contained copies of all Contracts which are material to the operation of the Business.

9   PROPERTIES AND FREEHOLD  PROPERTIES

    9.1   INTERESTS

          The Seller has no interest in real property which it uses in the Business except for its interest in the Properties.

    9.2   OCCUPATION AND USE

          The Seller has exclusive occupation and quiet enjoyment of the Properties. The Seller's use of the Properties, so far as the Seller is aware, complies in all material respects with all acts, regulations, developments, approvals, permits and requirements (including zoning requirements) of any Governmental Agency (not including in relation to Environmental Law, which this warranty does not apply to). None of the Properties, so far as the Seller is aware, are subject to any sub-lease, tenancy or right of occupation by any other party.

    9.3   NO BREACH

          The Seller has not received a notice of default in respect of any Leased Property which remains outstanding and asserts material non-compliance with the lease of that property.

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                                                           Sale of Business Agmt

    9.4   NO NOTICES

          The Seller has not received any notice from any third party in respect of any of the Properties:

          (a) in respect of the compulsory acquisition or resumption of any part of any of the Properties; or

          (b) asserting that the current use of any of the Properties breaches the requirements of any relevant planning scheme; or

          (c) which would be likely to have a materially adverse effect on the use of the Properties in the Business as currently used.

    9.5   PROPERTY DETAILS

          The particulars of the Properties set out in schedules 7 and 10 are true and correct in all material respects.

    9.6   PROPERTY DISCLOSURE

          Details of all material documentation pursuant to which the Properties are used or occupied by the Seller are contained in the Data Room and there are no other documents, correspondence or other material which has not been provided to the Buyer which would have a material adverse affect on the interests of the Seller in the Properties.

    9.7   DISPUTES

          There are no material disputes claims or actions relating to any of the Properties or their use including, but not limited to, disputes with any adjoining or neighbouring owner with respect to boundary walls or fences or with respect to any easement, right or means of access to the relevant Property;

    9.8   FREEHOLD PROPERTY - SPECIFIC WARRANTIES

          (a) So far as the Seller is aware, it is not in breach of or in default under any covenant, easement or right affecting the Freehold Properties which breach or default would have a materially adverse effect on the use of the Freehold Properties in the Business as currently used.

          (b) Except for any matters indicated in documents of title provided to the Buyer, the Freehold Properties are not, so far as the Seller is aware:

               (1) affected by any rights of adverse possession, easements, rights vested in any Governmental Agency, restrictive covenants, rights of way, proposed roads or resumptions or proposed drains, sewers or stormwater channels;

               (2)  affected by any leases, licences or Encumbrances; or

               (3) the subject of any claim notified to the Seller that any third party asserts an ownership interest in any of the Freehold Properties,

               which, in any of the above cases, would be likely to have a material and adverse effect on the current use of the Freehold Properties in the Business.

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                                                           Sale of Business Agmt

    9.9   PROPERTY LEASE DISCLOSURE

          The Property Leases, particulars of which are set out in schedule 7:

          (a) so far as the Seller is aware, are, in all material respects, a complete recording of their terms and there are no other agreements, documents or understandings in relation to the Property Leases; and

          (b)  so far as the Seller is aware, are current and enforceable.

    9.10  TERMINATION NOTICE

          The lessor under the Property Leases has not served any notice to terminate the relevant Property Lease.

    9.11  ASSIGNMENT

          The Seller:

          (a) has not agreed to any assignment, subletting, parting with possession or surrender of any of the Property Leases or any part of them; and

          (b) has not given any materially false or misleading information to any authority having jurisdiction over the property the subject of the Property Leases.

10  OFFERS OUTSTANDING

          Any offer, tender or quotation made by the Seller in respect of the Business which is outstanding and capable of acceptance by a third party, was made in the ordinary course of the Business.

11  MEMBERSHIPS

          The Seller is not a member of any joint venture, partnership or unincorporated association (other than a recognised trade association) in respect of the Business.

12  EMPLOYEES

    12.1  LIST OF EMPLOYEES COMPLETE

          Schedule 3 contains a complete list of the Employees as at the date indicated in the schedule and the Buyer has been given all material details of their Employment Benefits.

    12.2  INCENTIVE SCHEMES

          The Seller has not agreed to any share incentive scheme, share option scheme, bonus scheme, profit-sharing scheme or other employee incentive scheme in respect of the Business or with any Employee which has not been fairly disclosed to the Buyer.

                                                           Sale of Business Agmt

    12.3  SERVICE AGREEMENTS

          The Seller is not a party to any written employment or service agreement with any Employee requiring the giving of more than three months notice to the employee which has not been fairly disclosed to the Buyer.

    12.4  MANAGEMENT AGREEMENTS

          The Seller is not a party to any material agreement with any person for the provision of consulting or management services in respect of the Business which has not been fairly disclosed to the Buyer.

    12.5  DISPUTES

          The Seller is not involved in any material dispute with any of the Employees as at the date of this agreement and is not aware of any circumstances likely to give rise to any dispute.

    12.6  COMPLIANCE

          The Seller is not in breach in any material respect of any employment contract with any Employee as at the date of this agreement.

    12.7  DISCLOSURE

          The Seller is not a party to any agreement, arrangements or understanding with a union or industrial organisation in respect of the Employees which is not set out in the Data Room.

13  SUPERANNUATION

    13.1  LIST OF SUPERANNUATION SCHEMES COMPLETE

          The Seller's Fund is the only superannuation scheme or pension arrangement to which the Seller pays contributions in respect of the Employees.

    13.2  GOVERNING RULES OF SELLER'S FUND

          The copy of the Governing Rules of the Seller's Fund in respect of the Employees are the Trust Deed dated 30 November 1994 as amended by deeds dated 13 August 1996 and 16 November 1999 and in respect of each Employee the Deed of Adherence and any amendment thereto applicable to that Employee.

    13.3  FUNDING

          The Seller has paid all contributions due by the Seller to the Seller's Fund in respect of the Employees.

    13.4  ACCRUED BENEFIT VALUES

          There are sufficient assets at Completion in the Seller's Fund to support, in respect of the Transferring Employees who are Existing Members, the transfer or payment of the total Termination Benefits of those members.

                                                           Sale of Business Agmt

    13.5  COMPLIANCE OF FUND

          So far as the Seller is aware from its establishment the Seller's Fund has complied with all applicable laws.

    13.6  COMPLIANCE OF SELLER

          The Seller has complied with all laws applicable to it in respect of the Seller's Fund.

    13.7  CONDITIONS

          The Seller has complied and will comply to Completion with all of its obligations under the Governing Rules of the Seller's Fund including but not limited to the making of all contributions to the Seller's Fund under the Governing Rules of the Seller's Fund.

    13.8  RECORDS

          So far as the Seller is aware full and proper records and accounts of the Seller's Fund have been kept, are up to date and disclose a full and fair view of the Seller's Fund.

    13.9  CLAIMS

          So far as the Seller is aware neither the Seller nor the trustees of the Seller's Fund have received notice of any claim or dispute in relation to the Seller's Fund.

14  LITIGATION

    14.1  NOT A PARTY TO ANY LITIGATION

          The Seller is not:

          (a) a party to any material prosecution, litigation or arbitration proceedings affecting all or part of the Business or any of the Business Assets; or

          (b) so far as the Seller is aware, subject to any material administrative or governmental investigation in respect of all or part of the Business or any of the Business Assets,

          and the Seller is not aware that any such proceeding or investigation is threatened or pending.

    14.2  NO CIRCUMSTANCES

          There are no circumstances of which the Seller is aware which may give rise to any proceeding or investigation referred to in warranty 14.1.

15  [NOT USED]

                                                           Sale of Business Agmt

16  SOLVENCY

    16.1  NO LIQUIDATION OR WINDING-UP

          The Seller has not gone into liquidation nor passed a winding-up resolution nor received a notice part XVI of the Companies Act 1993.

    16.2  NO PETITION

          No petition or other process for winding-up has been presented or threatened against the Seller and there are no circumstances justifying such a petition or other process.

    16.3  NO WRIT OF EXECUTION

          No writ of execution has issued against the Seller or any of the Business Assets.

    16.4  NO RECEIVER OR ADMINISTRATOR

          No receiver, receiver and manager, liquidator, provisional liquidator or administrator of any part of the undertaking or assets of the Seller has been appointed.

    16.5  PAYMENT OF DEBTS

          The Seller:

          (a)  has not stopped paying its debts as and when they fall due;

          (b)  is not insolvent within the meaning of the Companies Act 1993;
               and

          (c) is not subject to voluntary administration under the Companies Act 1993.

17  INSURANCE

    17.1  POLICIES

          Those Business Assets which are of an insurable nature are insured against fire and other usual risks on a basis which the Seller considers commercially prudent.

    17.2  NOTICE

          The Seller has not received any notice from an insurer adversely affecting its insurances for the Business or the Business Assets.

18  INFORMATION

    18.1  WRITTEN INFORMATION

          In relation to written information provided by the Seller to the Buyer in relation to the sale of the Business:

                                                           Sale of Business Agmt

          (a) if that information comprised copies of documents, correspondence or other materials the copies provided were, so far as the Seller is aware, true and complete;

          (b) if that information comprised historical data about the Business prepared by the Seller that data was, so far as the Seller is aware and for the purpose for which it was prepared, true and correct in all material respects.

    18.2  ACCURACY

          Each of the statements and all information set out, or referred to, in the Disclosure Schedule, the schedules numbered 3 to 13 to this agreement is complete and accurate in all material respects and not misleading.

19  BUSINESS RECORDS

          The Business Records are in the Seller's possession or control and will be maintained by the Seller in accordance with its usual practice pending Completion.

20  SELLER'S KNOWLEDGE

          The Seller is not aware of any matter or thing that is or may be inconsistent with the Buyer's Warranties.

21  DUTIES

          All Duties or Taxes or documents which are necessary to establish the title of the Seller to the Business Assets have been duly assessed and paid.

22  TRADE PRACTICES

          So far as the Seller is aware, the Seller has not in the two years before Completion, committed or omitted to do any act or thing the commission or omission of which is a material contravention of the Commerce Act 1986, the Fair Trading Act 1986, Consumer Guarantees Act 1993 or like legislation in New Zealand.

23  LIABILITY UNDER ASSET AND OTHER SALE AGREEMENTS

          Neither the Seller nor any Related Corporation is a party to any agreement entered into prior to Completion for the sale or purchase of any business interest, shares or partnership interest which contain any obligations or liabilities (actual or contingent) which may affect the Business and/or any Buyer Group Company.

                                                           Sale of Business Agmt

SCHEDULE 2 - DISCLOSURE SCHEDULE

          The matters set out in this disclosure schedule constitute formal disclosure to the Buyer of facts or circumstances which are, or may be, inconsistent with the Seller's Warranties. The Seller gives no representation as to the completeness or accuracy of the disclosures in this schedule. While some disclosures have, for convenience, been set against specific Seller Warranties, they constitute disclosure against any other Seller Warranty to which they may apply.

          Seller Warranty Number        Matter Disclosed

                                                           Sale of Business Agmt

SCHEDULE 3 - EMPLOYEES

    As annexed

                                                           Sale of Business Agmt

SCHEDULE 4 - INTELLECTUAL PROPERTY RIGHTS

    Part 1 - Owned by the Seller

    Part 2 - Licensed to the Seller

    Part 3 - Owned by the Seller and licensed to third parties

                                                           Sale of Business Agmt

    PART 1

    As annexed

                                                           Sale of Business Agmt

    PART 2

    As annexed

                                                           Sale of Business Agmt

    PART 3

    As annexed

                                                           Sale of Business Agmt

SCHEDULE 5 - CONTRACTS AND ASSETS LEASES

    PART 1   CONTRACTS

    As annexed

    PART 2   ASSETS LEASES

    As annexed

    PART 3   FOREIGN EXCHANGE CONTRACTS

    As annexed

                                                           Sale of Business Agmt

    PART 1

    As annexed

                                                           Sale of Business Agmt

    PART 2

    As annexed

                                                           Sale of Business Agmt

    PART 3

    As annexed

                                                           Sale of Business Agmt

SCHEDULE 6 - STATUTORY LICENCES

                                                           Sale of Business Agmt

SCHEDULE 7 - LEASED PROPERTIES

    As annexed

                                                           Sale of Business Agmt

SCHEDULE 8 - PLANT AND EQUIPMENT

    PART 1 PLANT AND EQUIPMENT

    As annexed

    PART 2 NOVATED LEASES

    As annexed

                                                           Sale of Business Agmt

    PART 1

    As annexed

                                                           Sale of Business Agmt

    PART 2

    As annexed

                                                           Sale of Business Agmt

SCHEDULE 9 - LETTERS OF CREDIT

    As annexed

                                                           Sale of Business Agmt

SCHEDULE 10 - FREEHOLD PROPERTIES

                                                           Sale of Business Agmt

SCHEDULE 11 - ACCEPTED LIABILITIES

                                                           Sale of Business Agmt

SCHEDULE 12 - GUARANTEES

                                                           Sale of Business Agmt

SCHEDULE 13 - SELLER'S FUND

A The PACIFIC DUNLOP (NZ) SUPERANNUATION SCHEME (called "the Scheme") was constituted by a Trust Deed ("the Original Trust Deed") dated the 1st day of November 1989 (the "Date of Establishment") to provide retirement and other benefits for Employees invited to become members of the Scheme.

B Since the Date of Establishment the Original Trust Deed has been amended and the Scheme is presently governed by the consolidating deed dated 30 November 1994 and the amending Deeds dated 13 August 1996 and 16 November 1999 (together called "the Trust Deed") and in respect of a member to whom a Deed of Adherence applies by the Deed of Adherence applicable to the Member.

C The Scheme is a registered superannuation scheme under the Superannuation Schemes Act 1989.

D   [   ] was admitted as an Employer in respect of Employees employed by it, by
    way of a Deed of Adherence executed on [   ].

E   The Scheme as it relates to employees of [     ] is governed by the Trust
    Deed as modified in respect of such employees by the existing [ ] Deed of Adherence.

                                                           Sale of Business Agmt

EXECUTED AS AN AGREEMENT:

Signed for and on behalf of
Pacific Dunlop Limited
by its duly authorised Attorney under Power in the presence of:

/s/ Paul Devereux                                      /s/ Carly Mansell
-------------------------                              -------------------------
Witness                                                Attorney

Paul Devereux                                          Carly Mansell
-------------------------                              -------------------------
Name (please print)                                    Name (please print)

Signed for and on behalf of
Pacific Dunlop Holdings (NZ) Limited
by its duly authorised Attorney under Power in the presence of:

/s/                                                    /s/
-------------------------                              -------------------------
Witness                                                Attorney


-------------------------                              -------------------------
Name (please print)                                    Name (please print)

Signed for and on behalf of
PD Licensing Pty Ltd
by its duly authorised Attorney under Power in the presence of:

/s/                                                    /s/
-------------------------                              -------------------------
Witness                                                Attorney


-------------------------                              -------------------------
Name (please print)                                    Name (please print)

Signed sealed and delivered by
Pacific Brands Holdings (NZ) Ltd
in the presence of:

/s/                                                    /s/
-------------------------                              -------------------------
Director                                               Director


-------------------------                              -------------------------
Name (please print)                                    Name (please print)

                                                           Sale of Business Agmt

Signed for and on behalf of
PB Holdings NV
by its duly authorised Attorneys under Power in the presence of:

/s/                                                    /s/
-------------------------                              -------------------------
Witness                                                Attorney


-------------------------                              -------------------------
Name (please print)                                    Name (please print)

                                                       /s/
                                                       -------------------------
                                                       Attorney


                                                       -------------------------
                                                       Name (please print)

                                                           Sale of Business Agmt

ANNEXURE A - ASSIGNMENT OF TRADEMARKS

    As annexed

                                                           Sale of Business Agmt

ANNEXURE B - ASSIGNMENT OF CONTRACTS AND ASSET LEASES

    As annexed

                                                           Sale of Business Agmt

ANNEXURE C - ASSIGNMENT OF PROPERTY LEASES

    As annexed

                                                           Sale of Business Agmt

ANNEXURE D  - DEED OF ADHERENCE

    As annexed

                                                           Sale of Business Agmt

                                      [   ]

                      PACIFIC DUNLOP HOLDINGS (NZ) LIMITED


       Vaughan Martyn Renner, Maureen Dale Jacobson, Michael Neill Phelan,
                 John Anthony Gilchrist and Jeffrey Ward Taylor


                    PACIFIC DUNLOP (NZ) SUPERANNUATION SCHEME


                                   KPMG Legal

                                   Solicitors

                              Wellington & Auckland

                                                           Sale of Business Agmt

Deed dated                                      2001

PARTIES

1              ("The Employer")

2   Pacific Dunlop Holdings (NZ) Limited ("the Principal Employer")

3 Vaughan Martyn Renner, Maureen Dale Jacobson, Michael Neill Phelan, John Anthony Gilchrist and Jeffrey Ward Taylor ("the Trustees")

BACKGROUND

A By a Trust Deed dated the 1st day of November 1989 (hereinafter called "the Trust Deed") there was established a superannuation scheme (known as the Pacific Dunlop (NZ) Superannuation Scheme) (hereinafter called "the Scheme"). The Scheme is currently governed by a consolidating trust deed dated 30 November 1994 as subsequently amended and in respect of employees of Employers by various Deeds of Adherence.

B   The Trustees are the current Trustees of the Scheme.

C The Scheme was established for the benefit of Employees of the Principal Employer and of such Employers as may be Deed of Adherence participate in the Scheme.

D   The Employer wishes to participate in the Scheme.

E The Principal Employer and the Trustees accept the Employer as a participant of the Scheme.

COVENANTS

1. The Employer agrees to be bound by the Trust Deed as amended by this Deed of Adherence in all matters relating to the Scheme and this Deed of Adherence shall form part of and be read in conjunction with the Trust Deed.

2.  This Deed of Adherence shall apply to Employees of the Employer.

3. The provisions of the Trust Deed shall apply to all Employees of the Employer who become Members of the Scheme save that where a Member becomes bound by this Deed of Adherence by virtue of the application of clause 10(a) of the Trust Deed and immediately prior to becoming bound by this Deed of Adherence was covered by another Deed of Adherence ("the previous deed of adherence") then in respect of such member

                                                           Sale of Business Agmt

    the benefits and conditions applying in respect of such Member shall continue to be determined in accordance with the Trust Deed and the previous deed of adherence as it relates to such Member so that such Member remains entitled to the same benefits as he or she would have been entitled to had he or she not become bound by this Deed of Adherence and in respect of any Employees of the Employer, the Trust Deed is amended accordingly.

EXECUTION

Signed for and on behalf of

by two of its directors in the presence of:


-------------------------------------   ----------------------------------------
Director                                Director


-------------------------------------   ----------------------------------------
Witness Signature                       Witness Signature


-------------------------------------   ----------------------------------------
Witness Name                            Witness Name


-------------------------------------   ----------------------------------------
Witness Occupation                      Witness Occupation


-------------------------------------   ----------------------------------------
Witness Address                         Witness Address

                                                           Sale of Business Agmt

Signed for and on behalf of
Pacific Dunlop Holdings (NZ) Limited
by two of its directors in the presence of:


-------------------------------------   ----------------------------------------
Director                                Director


-------------------------------------   ----------------------------------------
Witness Signature                       Witness Signature


-------------------------------------   ----------------------------------------
Witness Name                            Witness Name


-------------------------------------   ----------------------------------------
Witness Occupation                      Witness Occupation


-------------------------------------   ----------------------------------------
Witness Address                         Witness Address


Signed for and on behalf of the Trustees of the PACIFIC DUNLOP (NZ) SUPERANNUATION
SCHEME by MICHAEL NEILL PHELAN and
JEFFREY WARD TAYLOR acting under the authority of the Trustees pursuant to clause 2(c) and clause 13(k) of the Trust Deed


-------------------------------------   ----------------------------------------
Michael Neill Phelan                    Jeffrey Ward Taylor


-------------------------------------   ----------------------------------------
Witness Signature                       Witness Signature


-------------------------------------   ----------------------------------------
Witness Name                            Witness Name

                                                           Sale of Business Agmt


-------------------------------------   ----------------------------------------
Witness Occupation                      Witness Occupation


-------------------------------------   ----------------------------------------
Witness Address                         Witness Address